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                         SERVICING AGREEMENT


                             by and among



                    WESTERN FIDELITY FINANCE, INC.
                            as Depositor,



               TEXAS COMMERCE BANK NATIONAL ASSOCIATION as Supervisory Servicer and as Trustee,


                                 and


                   WESTERN FIDELITY FUNDING, INC.,
                             as Servicer






                             Dated as of
                          December 30, 1996




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             --------------------------------------------
                          TABLE OF CONTENTS
             --------------------------------------------


                                                                            Page
                                                                            ----
                              ARTICLE I

DEFINITIONS..................................................................  2

                              ARTICLE II

             ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 2.01.    Appointment and Duties of the Supervisory Servicer and
                 the Servicer................................................  3
Section 2.02.    Collection of Receivable Payments; Defaulted Receivables;
                 Reporting Obligations.......................................  7
Section 2.03.    Realization Upon Receivables................................  9
Section 2.04.    Physical Damage Insurance...................................  9
Section 2.05.    Maintenance of Security Interests in Financed Vehicles and
                 Receivables................................................. 10
Section 2.06.    Covenants of Servicer; Notices.............................. 10
Section 2.07.    Repurchase of Receivables Upon Breach....................... 12
Section 2.08.    Servicing Fee; Supervisory Servicing Fee.................... 12
Section 2.09.    Annual Statement as to Compliance........................... 13
Section 2.10.    Supervisory Servicer's Annual Statement as to Compliance.... 14
Section 2.11.    Financial Statements; Annual Servicing Reports.............. 14
Section 2.12.    Access to Certain Documentation and Information Regarding
                 Receivables................................................. 15
Section 2.13.    Costs and Expenses.......................................... 15
Section 2.14.    Responsibility for Insurance Policies; Processing of Claims
                 Under Insurance Policies; Daily Records and Reports......... 16
Section 2.14.A.  Delivery of Documents to Trustee............................ 17
Section 2.15.    Conveyance of Copies of Documents to the Servicer; Indication
                 of Trust Ownership.......................................... 17
Section 2.16.    Possession of Servicer Files................................ 19
Section 2.17.    Processing of Information................................... 19
Section 2.18.    Warranties and Representations With Respect to Compliance with
                 Law and Enforcement......................................... 20
Section 2.19.    Standard of Care............................................ 20
Section 2.20.    Records..................................................... 21
Section 2.21.    Inspection.................................................. 21
Section 2.22.    Enforcement................................................. 22
Section 2.23.    Payment in Full on Receivable............................... 23
Section 2.24.    [Reserved].................................................. 23



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Section 2.25.   Duties of Supervisory Servicer............................... 23
Section 2.26.   [Reserved]................................................... 26
Section 2.27.   Errors and Omissions Insurance; Fidelity Bond................ 26
Section 2.28.   Responsibilities of Supervisory Servicer and Servicer........ 27

                                   ARTICLE III

                              ACCOUNTS; COLLECTIONS

Section 3.01.   Accounts..................................................... 28
Section 3.02.   Collections.................................................. 28
Section 3.03.   Collection Account and Acknowledgement Letter................ 29

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.   Representations and Warranties of the Servicer............... 30
Section 4.02.   Representations and Warranties of the Supervisory Servicer... 31
Section 4.03.   Representations and Warranties of the Depositor.............. 33
Section 4.04.   Survival of Representations and Warranties................... 34
Section 4.05.   Merger or Consolidation of, or Assumption of the Obligations
                 of, or Resignation of, Servicer............................. 34

                                    ARTICLE V

                         DEFAULT, REMEDIES AND INDEMNITY

Section 5.01.   Events of Servicing Default.................................. 35
Section 5.02.   Remedies..................................................... 36
Section 5.03.   Indemnity by the Servicer.................................... 40
Section 5.04.   Indemnity by the Supervisory Servicer........................ 40
Section 5.05.   Indemnity by the Depositor................................... 41
Section 5.06.   Notification to Certificateholders........................... 42
Section 5.07.   Waiver of Events of Servicing Default........................ 42
Section 5.08.   Survival..................................................... 42
Section 5.09.   Force Majeure................................................ 42

                                   ARTICLE VI

                            TERMINATION OF AGREEMENT

Section 6.01.    Term........................................................ 42


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Section 6.02.   Effect of Termination........................................ 42
Section 6.03.   Transfer of Servicing........................................ 43

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01.   Amendment.................................................... 43
Section 7.02.   Waivers...................................................... 43
Section 7.03.   Notices...................................................... 43
Section 7.04.   Severability of Provisions................................... 44
Section 7.05.   Rights Cumulative............................................ 44
Section 7.06.   No Offset.................................................... 45
Section 7.07.   Inspection and Audit Rights.................................. 45
Section 7.08.   Powers of Attorney........................................... 45
Section 7.09.   [Reserved]................................................... 45
Section 7.10.   Assignment and Binding Effect................................ 45
Section 7.11.   Captions..................................................... 45
Section 7.12.   Legal Holidays............................................... 45
Section 7.13.   Counterparts................................................. 46
Section 7.14.   Governing Law................................................ 46
Section 7.15.   Parties...................................................... 46
Section 7.16.   [Reserved]................................................... 46
Section 7.17.   [Reserved]................................................... 46
Section 7.18.   Relationship of the Parties.................................. 46
Section 7.19.   No Bankruptcy Petition Against the Depositor................. 46
Section 7.20.   Third Party Beneficiaries.................................... 46
Section 7.21.   Other Agreements............................................. 46
Section 7.22.   Procedure for Indemnification................................ 47
Section 7.23.   Reports to Holders........................................... 47
Section 7.24.   Purchase and Subsequent Pledge............................... 47
Section 7.25.   Supervisory Servicer, Trustee or Servicer to Act On
                Instructions................................................. 47

EXHIBIT A-1-    Monthly Servicer Report....................................A-1-1
EXHIBIT A-2-    Officers' Certificate..................................... A-2-1
EXHIBIT B-      Form of Monthly Supervisory Servicer Report..................B-1
EXHIBIT C-      Forms of Late Notices Sent to Obligors Regarding
                Delinquencies................................................C-1
EXHIBIT D-      Form of Request for Release..................................D-1


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                               SERVICING AGREEMENT


     This Servicing Agreement ("Servicing Agreement") is made as of December 30, 1996 by and among Western Fidelity Finance, Inc., a Delaware corporation, as depositor (the "Depositor"), Texas Commerce Bank National Association, a national banking association, as supervisory servicer and as trustee
(respectively, the "Supervisory Servicer" and the "Trustee"), and Western Fidelity Funding, Inc., a Colorado corporation, as servicer ("Western Fidelity" or the "Servicer"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Pooling and Servicing Agreement dated as of even date herewith (the "Pooling Agreement") by and between the Depositor and Texas Commerce Bank National Association, a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     WHEREAS, Western Fidelity Funding, Inc., a Colorado corporation, has acquired and will acquire certain motor vehicle receivables evidenced by retail financing agreements (the "Receivables") secured by security interests in Financed Vehicles (as defined in the Transfer and Assignment Agreement described below); and

     WHEREAS, pursuant to that certain Transfer and Assignment Agreement dated as of December 30, 1996 (the "Transfer and Assignment Agreement") by and between Western Fidelity, as seller, and the Depositor, as purchaser, Western Fidelity will absolutely assign the Receivables identified on Exhibit A attached hereto to the Depositor as of December 30, 1996 (the "Closing Date"); and

     WHEREAS, pursuant to the Transfer and Assignment Agreement, the Seller will absolutely assign the Subsequent Receivables identified on a schedule substantially in the form of Schedule I to the Schedule of Receivables to the Depositor as of the Funding Dates; and

     WHEREAS,  pursuant  to the terms of the Pooling  Agreement,  on the Closing
Date and on Funding Dates, the Depositor will convey, inter alia, the Receivables and a first priority security interest in the Financed Vehicles to the Trustee on behalf of the Trust for the benefit of the Certificateholders; and

     WHEREAS, pursuant to the terms of the Transfer and Assignment Agreement, Western Fidelity is obligated to deliver or cause to be delivered to the Trustee, the Custodian Documents (as defined in Section 2.14A herein) some of which are currently held by the Servicer and which are to be held by the Trustee in its capacity as Custodian pursuant to the terms of the Pooling Agreement; and

     WHEREAS, the Depositor, the Supervisory Servicer, the Trustee and the Servicer wish to enter into this Servicing Agreement pursuant to which the Servicer and the Supervisory Servicer will perform the duties as described herein, including, with respect to the Servicer, making collections on all of the Receivables absolutely assigned to the Depositor pursuant to the terms of the Transfer and Assignment Agreement, realizing upon such Receivables, administering claims made under the Insurance Policies and, with respect to the Supervisory Servicer, preparing certain reports and performing the Servicer's duties in the event the Servicer is terminated; and

     WHEREAS, the Servicer and the Supervisory Servicer, desire to provide such services to the Depositor.

     NOW THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Defined Terms. Capitalized terms used but not defined in this Servicing Agreement shall have the respective meanings assigned thereto in the Pooling Agreement, unless the context otherwise requires, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

     "Collection Account Depository" shall mean Wells Fargo Bank (Colorado) National Association acting as Collection Account Depository hereunder, its successors in interest and any successors in interest as described pursuant to
Section 3.03.

     "Custodian Documents" shall have the meaning set forth in Section 2.14A hereof.

     "Event of  Servicing  Default"  shall have the meaning set forth in Section
5.01 hereof.

     "Servicer" shall mean Western Fidelity as the Servicer of the Receivables or any other Eligible Servicer acting as servicer pursuant to this Servicing Agreement. Unless the context otherwise requires "Servicer" also refers to any successor Servicer appointed hereunder or pursuant to the Pooling Agreement.

     "Servicer Files" shall have the meaning specified in Section 2.16 hereof.

     "Subservicer" shall have the meaning specified in Section 2.01(g) hereof.

     "Subservicing Agreement" shall have the meaning set forth in Section 2.01(g) hereof.


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                                   ARTICLE II

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 2.01. Appointment and Duties of the Supervisory Servicer and the Servicer.

          (a) The Depositor hereby appoints Texas Commerce Bank National Association, as Supervisory Servicer and Western Fidelity Funding, Inc. as Servicer. The Supervisory Servicer and the Servicer shall perform the services required of each pursuant to the terms of this Servicing Agreement. In performing their respective duties hereunder, the Supervisory Servicer and Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which either may deem necessary or desirable, within the terms of this Servicing Agreement.

          (b) As of the date of this Servicing Agreement, each of the Supervisory Servicer and the Servicer is, and shall remain, for so long as it is acting as Supervisory Servicer or Servicer, an Eligible Servicer.

          Compensation and expense reimbursement payable to the Supervisory Servicer and Servicer under this Servicing Agreement shall be payable from the Expense Account as defined in the Pooling Agreement, and, except as provided herein or in the Pooling Agreement, none of the Depositor, the Trustee or the Certificateholders will have any liability to the Supervisory Servicer or the Servicer with respect thereto; provided, however, that the Depositor shall remain liable for any fees, expenses and indemnities due and payable to the Servicer and any fees, expenses and indemnities due and payable to the Supervisory Servicer which have not been paid from the Expense Account.

          (c) The Trustee, the Depositor, the Supervisory Servicer or the Holders constituting Certificateholder Approval shall be entitled to terminate the services of the Servicer, and the Trustee or the Holders evidencing Certificateholder Approval shall be entitled to terminate the services of the Supervisory Servicer under this Servicing Agreement, upon the occurrence of an Event of Servicing Default caused by the Servicer or the Supervisory Servicer, respectively, in each case in accordance with the terms and conditions hereof; provided, however, that in the event of termination of the Servicer, the Supervisory Servicer shall act directly as Servicer or, if the Supervisory Servicer is unable so to act lawfully (as evidenced by an Opinion of Counsel in accordance with Section 5.02(c) hereof), the Depositor and the Supervisory Servicer, with the approval of the Rating Agency, shall enter into a servicing agreement with a Successor Servicer (that shall be an Eligible Servicer) acceptable to the Rating Agency which will be bound by the terms of such servicing agreement. In the event of termination of the Supervisory Servicer or the Successor Servicer, the Depositor, with the approval of the Trustee and the Rating Agency, shall enter into a servicing agreement with a Successor Supervisory Servicer (that shall be an Eligible Servicer) or Servicer (that shall be an Eligible Servicer), as the case may be, which will be bound by the terms of such servicing agreement.


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          (d) Other  than as set forth in Section  7.20  below,  this  Servicing
     Agreement shall be deemed to be among the Supervisory Servicer, the Trustee, the Servicer and the Depositor; the Certificateholders shall not be deemed parties hereto and the Certificateholders shall not have any obligations, duties or liabilities with respect to the Supervisory Servicer and the Servicer except as set forth herein and in the Pooling Agreement. In the Pooling Agreement, the Depositor has agreed that the Trustee, in its capacity as Trustee or (to the extent required by law) in the name of the Depositor, may (but is not required to) enforce all rights of the Depositor and all obligations of the Servicer and the Supervisory Servicer under, and shall be entitled to all benefits of, this Servicing Agreement for and on behalf of the Certificateholders, whether or not the Depositor is in default thereunder. The Servicer, in making collections of Receivable payments pursuant to Section 2.02 hereof, shall be acting as agent for the Trustee on behalf of the Trust, and shall be deemed to be holding such funds in trust on behalf of, and as agent for, the Trust.

          (e) In the  event the  Supervisory  Servicer  shall for any  reason no longer be acting as such (including by reason of an Event of Servicing Default as specified in Section 5.01 hereof), the Successor Supervisory Servicer shall thereupon assume all of the rights and obligations of the outgoing Supervisory Servicer under this Servicing Agreement. In such event, the Successor Supervisory Servicer shall be deemed to have assumed all of the outgoing Supervisory Servicer's interest herein and to have replaced the outgoing Supervisory Servicer as a party to this Servicing Agreement to the same extent as if this Servicing Agreement had been assigned to the Successor Supervisory Servicer, except that the outgoing Supervisory Servicer shall not thereby be relieved of any liability or obligations on its part under this Servicing Agreement arising prior to such replacement. The outgoing Supervisory Servicer shall, at the reasonable expense of the Depositor, deliver to the Successor Supervisory Servicer all documents and records relating to this Servicing Agreement and the Receivables then being serviced hereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of this Servicing Agreement to the Successor Supervisory Servicer. Compensation and expense reimbursement of the outgoing Supervisory Servicer shall be due and payable through the date that the outgoing Supervisory Servicer ceases to render services.

          (f) The Depositor shall, at its own expense, duly and punctually perform and observe its obligations to the Supervisory Servicer, the Trustee and the Servicer under this Servicing Agreement in accordance with the terms hereof. In addition, promptly following a request from the Trustee to do so and at the Depositor's own expense, the Depositor shall take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Supervisory Servicer and the Servicer of each of its respective obligations to the Depositor under or in


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         connection  with this Servicing Agreement, in accordance with the terms hereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Depositor under or in connection with this Servicing Agreement to the extent and in the manner directed by the Trustee, including, without limitation, the transmission of notices of default on the part of the Supervisory Servicer or the Servicer hereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Supervisory Servicer or the Servicer of its respective obligations under this Servicing Agreement.

          (g) The Servicer or the Supervisory Servicer, if applicable, may enter into subservicing agreements (each, a "Subservicing Agreement") with one or more qualified agents (each, a "Subservicer") for the servicing or administration of the Receivables (other than duties relating to the reporting obligations hereunder); provided, that the Servicer shall remain responsible for the performance of all servicing functions in accordance with this Servicing Agreement. The Servicer shall cause any such Subservicer which the Servicer retains to timely notify the Servicer of such matters as will allow the Servicer to provide the monthly reports contemplated hereby. If the Servicer shall appoint a Subservicer and the Servicer thereafter shall be terminated or resign, the appointment of the Subservicer shall automatically terminate upon the Servicer's termination or resignation unless reappointed by the Successor Servicer. Texas Commerce Bank National Association, if it becomes Successor Servicer, may enter into Subservicing Agreements with respect to any servicing functions and may, upon receipt of written confirmation from the Rating Agency that the ratings then assigned to the Certificates will not be downgraded, appoint a successor Supervisory Servicer that may assume the duties of the Supervisory Servicer hereunder. References in this Servicing Agreement to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Servicer and the Subservicer have agreed. The Servicer and a Subservicer may enter into amendments thereto; provided, however, that any such amendments shall be consistent with and not violate the provisions of this Servicing Agreement.

          (h) The Supervisory Servicer may resign as Supervisory Servicer and, if acting as Successor Servicer, may resign as Servicer under this Servicing Agreement upon thirty (30) days' prior written notice to the Depositor, the Servicer, the Trustee and the Rating Agency, and the Supervisory Servicer may be removed by the Depositor and Holders of Certificates constituting Certificateholder Approval with or without cause upon thirty days' prior written notice to the Supervisory Servicer; provided, however, that (A) such removal may be made immediately and shall not require notice if: (i) the Supervisory Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Supervisory Servicer of or relating to all or substantially all of its property; or (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the


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     premises for the  appointment of a conservator or receiver or liquidator in
     any   insolvency,   readjustment   of  debt,   marshalling  of  assets  and
     liabilities, or similar proceedings or for the winding up or liquidation of its affairs shall have been entered against the Supervisory Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (iii) the Supervisory Servicer shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable debtor relief laws, make a general assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or (iv) a petition is filed against the Supervisory Servicer seeking relief under any applicable debtor relief laws of the United States or any state or other competent jurisdiction, such petition, order, judgment or decree shall have remained in force undischarged or unstayed for a period of 60 days after its entry; and (B) such resignation or removal shall not be effective unless and until such Successor Supervisory Servicer or Successor Servicer, acceptable to the Rating Agency, is appointed by the Depositor with Certificateholder Approval; provided, that the Supervisory Servicer may petition a court of competent jurisdiction to appoint a Successor Supervisory Servicer if one is not chosen within 60 days. The provisions of Section 4.01 of the Pooling Agreement shall not limit or affect the right of the Supervisory Servicer, including if acting as Successor Servicer, to resign as provided in this
     Section 2.01.

          Upon removal without cause of Texas Commerce Bank National Association acting as Supervisory Servicer or as Servicer, such Supervisory Servicer or Servicer, as the case may be, shall be entitled to payment of Transition Costs pursuant to clause (ii) of the definition thereof.

          (i) The Servicer may resign as Servicer under this Servicing Agreement upon 120 days' prior written notice to the Depositor, the Supervisory
     Servicer, the Trustee and the Rating Agency, and the Servicer may be removed by the Depositor and Holders of Certificates constituting Certificateholder Approval with or without cause upon thirty days' written notice to the Servicer; provided, however, that (A) such removal may be made immediately and shall not require notice if: (i) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer of or relating to all or substantially all of its property; or (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or
     (iii) the Servicer shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable debtor relief laws, make a general assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or (iv) a petition is filed against the Servicer seeking relief under any applicable debtor relief laws of the United States or any



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



     state or other competent jurisdiction, such petition, order, judgment or decree shall have remained in force undischarged or unstayed for a period of 60 days after its entry; and (B) such removal shall not be effective unless and until a Successor Servicer, acceptable to the Rating Agency, is appointed by the Depositor with Certificateholder Approval, which Certificateholder Approval shall not be unreasonably withheld; provided, that the Servicer may petition a court of competent jurisdiction to appoint a Successor Servicer if one is not chosen within 150 days. The provisions of Section 4.01 of the Pooling Agreement shall not limit or affect the right of the Servicer to resign as provided in this Section 2.01.

     Section 2.02. Collection of Receivable Payments; Defaulted Receivables; Reporting Obligations.

          (a) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Receivables, as and when the same shall become due and shall act in accordance with the standard of care set forth in Section 2.19, and, to the extent not inconsistent with the foregoing, shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others. In the case of a Defaulted Receivable or a Receivable with respect to which the Servicer believes default is reasonably foreseeable, the Servicer may grant extensions, rebates or adjustments on a Receivable, or modify the original due date of a Receivable if (i) such extensions are limited to one extension with respect to any Receivable which extension shall not exceed thirty (30) days for each twelve-month period of the related Contract term; provided, that any such extension shall not exceed a period of 90 days and, provided, further, that any such extension shall not extend beyond the Final Scheduled Distribution Date of any Class of Certificates, and (ii) six (6) consecutive payments have been made by the Obligor at the time such extension is made. In no event shall the principal balance of a Receivable be reduced, except in connection with a settlement in the event the Receivable becomes a Defaulted Receivable and then in accordance with the standard of care set forth in Section 2.19. The Servicer shall also enforce all rights of the Depositor under the Dealer Agreements, including, but not limited to, the right to require Dealers to repurchase Receivables for breaches of representations and warranties made by the respective Dealers. Notwithstanding anything herein to the contrary, except as provided in this clause (a), the Servicer shall not agree to the modification or waiver of any provision of a Receivable if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code.

          (b) If the full amount of a Scheduled Payment due under a Receivable is not received within three (3) Business Days after its due date, the Servicer will make reasonable and customary efforts to contact the Obligor by telephone. The Servicer shall continue its efforts to obtain payment from an Obligor whose payment has not been made within three (3) Business Days after the due date for such payment until the Financed Vehicle with respect to such Receivables has been repossessed and sold or the Servicer has determined that all amounts collectable on the Receivable have been collected. The Servicer shall use its reasonable best efforts, consistent with the standard of care set forth in Section 2.19 hereof, to collect funds on a Defaulted Receivable; such collections shall be deposited into the Collection Account by the close of business on the Business Day following receipt thereof.

          (c) The Servicer shall provide Monthly Servicer Reports substantially in the form of Exhibit A-1 hereto under a certificate substantially in the form of Exhibit A-2 hereto, to the Supervisory Servicer, the Depositor, the Trustee, the Placement Agent, the Holders of the Certificates and the Rating Agency. Such reports shall be delivered by 10:00 a.m., New York time, no later than eight (8) calendar days following the day of the report or the end of the reporting period, as the case may be.

          (d) The Supervisory Servicer shall provide monthly reports to the Trustee, the Rating Agency, the Placement Agent, the Certificateholders and the Depositor substantially in the form of Exhibit B hereto. Such report shall be dated as of the Determination Date for each Distribution Date and delivered to the Trustee on or before the close of business ten (10) calendar days following the Determination Date for such Distribution Date.

          (e) The Servicer shall promptly, but no later than five Business Days after the end of each calendar month provide, or cause to be provided, to the Supervisory Servicer copies of all monthly bank statements, notices, reports or other documents received from the Trustee and from the Collection Account Depository regarding funds held in or transferred to or from all applicable accounts.

          (f) Within ten (10) calendar days following the last day of each Collection Period, the Servicer shall forward to the Supervisory Servicer, via reputable overnight courier or electronic transmission, (i) a computer diskette, in a format mutually acceptable to the Servicer and the Supervisory Servicer, of its computerized records reflecting (A) all collections received during such Collection Period with respect to the Receivables, (B) the principal balance of the Receivables as of the last day of the Collection Period and (C) information as of the last day of such Collection Period regarding the number of Defaulted Receivables and (ii) a manually prepared report as of the last day of such Collection Period regarding the number of repossessed Financed Vehicles and the number of sales of repossessed Financed Vehicles as of the last day of such Collection Period.

          (g)  The  Servicer   shall   provide  to  the  Trustee  daily  written
     instructions  regarding  deposits to the Revenue  Fund as  contemplated  by
     Section 5.05(a) of the Pooling Agreement.

     Section 2.03. Realization Upon Receivables.

          (a) In the event a Receivable becomes or is reasonably anticipated to become a Defaulted Receivable, the Servicer, itself or through the use of independent contractors or agents shall use its best efforts, consistent with the standard of care set forth in Section 2.19, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. All costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Receivables shall be reimbursed to the Servicer from the Expense Account on the Distribution Date relating to the Collection Period in which the Servicer delivered to the Trustee an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Servicing Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Receivable if, in its reasonable judgment consistent with the servicing standards specified in
     Section 2.19, the Liquidation Proceeds are expected to be less than the costs and expenses of such repossession or action.

          (b) The Servicer, itself or through the use of independent contractors or agents, shall follow customary and usual practices and procedures consistent with the standard of care set forth in Section 2.19 in its servicing of automotive receivables, which may include selling the Financed Vehicle, from the Servicer's used car retail sales facility or at public or private sale; provided, however, that the Servicer, itself or through the use of independent contractors or agents, shall use its best efforts to obtain at least the wholesale market value as indicated in the National Automobile Dealers Association Guidebook for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession should increase the Liquidation Proceeds by an amount greater than the amount of such expenses; provided, however, that the Servicer shall not expend funds in excess of $2,500 on mechanical repairs (in addition to the proceeds of vehicle single interest collision damage coverage) on any Financed Vehicle to restore such Financed Vehicle to its physical and mechanical condition at the time the Receivable was originated, reasonable wear and tear excepted, without the prior written approval of the Depositor.

     Section 2.04. Physical Damage Insurance.

          (a) The Servicer, in accordance with customary and usual servicing procedures for comparable automobile receivables consistent with the standard of care set forth in Section 2.19, shall, upon receipt of notice that an Obligor's physical damage insurance covering the Financed Vehicle has lapsed or is otherwise not in force, (i) notify the Depositor of its receipt of such notice and (ii) send written notice to such Obligor stating that each Obligor is required to maintain physical damage insurance covering the Financed Vehicle throughout the term of the Receivable.

          (b) In the event of any physical loss or damage to a Financed Vehicle from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any insurance policy or policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

          (c) The Servicer will administer the filings of claims under the Insurance Policies as described under Section 2.14 hereof.

     Section 2.05. Maintenance of Security Interests in Financed Vehicles and Receivables.

          (a) The Depositor hereby directs the Servicer to (i) provide written notice to the Depositor, the Supervisory Servicer, the Rating Agency, the Seller and the Trustee promptly upon its discovery of the relocation of a Financed Vehicle out of state, (ii) take or cause to be taken such steps as are necessary, in accordance with its customary servicing procedures consistent with the standard of care set forth in Section 2.19, to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in the name of the Servicer and (iii) within one
     (1) Business Day of its receipt thereof, forward to the Trustee at its custodial address, on behalf of the Depositor, via reputable overnight courier, any certificate of title to a Financed Vehicle received by the Servicer with respect to a Receivable serviced hereunder, whether such certificate of title was not previously delivered to the Trustee in connection with the Closing Date or Funding Date, as the case may be, or for any other reason.

          (b) The Servicer shall, at the direction of the Depositor, take any action necessary to preserve and protect the security interests of the Depositor and the Trustee in the Receivables as contemplated by Section
     3.05 of the Pooling Agreement, including any action specified in any opinion of counsel delivered to the Depositor pursuant to Section 3.06 of the Pooling Agreement.

     Section 2.06. Covenants of Servicer; Notices.

          (a) The Servicer shall (i) not release any Financed  Vehicle  securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of the Financed Vehicle to a successor purchaser following repossession by the Servicer or a Subservicer, (ii) not impair the rights of the Depositor, the Certificateholders or the Trustee in the Receivables, (iii) not increase the number of Scheduled Payments due under a Receivable except as permitted herein, (iv) prior to the payment in full, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien on any Receivable conveyed to the Trustee or any interest therein, (v) immediately notify the Depositor, the Supervisory Servicer and the Trustee of the existence of any Lien on any Receivable (other than the Lien of the Trustee) if the Servicer has actual knowledge thereof, (vi) defend the right, title, and interest of the Depositor, the Certificateholders and the Trustee in, to and under the Receivables conveyed to the Trustee, against all claims of third parties claiming through or under the Servicer, (vii) deposit into the Collection Account all payments received by the Servicer with respect to the Receivables in accordance with this Servicing Agreement, (viii) comply, in all respects with the terms and conditions of this Servicing Agreement relating to the obligation of the Seller to repurchase Receivables from the Depositor pursuant to the Transfer and Assignment Agreement, (ix) promptly notify the Depositor, the Supervisory Servicer and the Trustee of the occurrence of any Event of Servicing Default and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (x) upon the relocation out of state of a Financed Vehicle or upon change of the principal place of business of the Depositor, promptly notify the Depositor, the Supervisory Servicer and the Trustee of the occurrence of any event which, to the knowledge of the Servicer, would require that the Depositor make or cause to be made any filings, reports, notices, or applications or seek any consents or authorizations from any and all government agencies, tribunals, or authorities in accordance with the UCC and any state vehicle license or registration authority as may be necessary or advisable to create, maintain, and protect a first-priority security interest of the Trustee in, to, and on the Financed Vehicles and a first-priority security interest of the Trustee in, to, and on the Receivables conveyed to it, (xi) deliver or cause to be delivered to the Depositor and the Supervisory Servicer no later than one (1) Business Day preceding the Closing Date or Funding Date, as the case may be, the Schedule of Receivables to be absolutely assigned to the Depositor on such Closing Date or Funding Date, as the case may be, and (xii) deliver or cause to be delivered to the Trustee no later than ten (10) Business Days following the Closing Date or Funding Date, as the case may be, the documents to be included in the Custodian Files with respect to the Receivables assigned to the Depositor on such Closing Date or Funding Date, as the case may be.

          (b) The Servicer shall promptly notify the Depositor, the Supervisory Servicer and the Trustee of any actual knowledge on its part of: any abandonment of any Financed Vehicle; of any material change in the condition or value of any Financed Vehicle (other than normal wear and tear); of any waste committed with respect to any Financed Vehicle (other than normal wear and tear); of any failure on the part of an Obligor to keep the Financed Vehicle insured or in good condition and repair; of any permanent or substantial injury to a Financed Vehicle caused by unreasonable use, abuse or neglect; or, of any other matter which would adversely affect or result in diminution of the value of any Financed Vehicle.

          (c) The Servicer shall promptly notify the Depositor, the Trustee and the Supervisory Servicer upon learning of any insolvency or bankruptcy proceedings in which any Obligor is seeking relief or is a defendant debtor, or the death or incapacity of any Obligor.

          (d) The Servicer shall, within four (4) Business Days after its receipt thereof, respond to reasonable written directions or written requests for information that the Depositor, the Trustee or the Supervisory Servicer might have with respect to the administration of the Receivables.

          (e) The Servicer will promptly advise the Depositor, the Supervisory Servicer and the Trustee of any inquiry received from an Obligor which contemplates the consent of the Depositor or the Trustee. Inquiries contemplating consent of the Depositor or the Trustee shall include, but not be limited to, inquiries about settlement of any unasserted claim or defense, or compromise of any amount an Obligor owes or any other matters the Servicer should reasonably understand are not within the Servicer's authority under this Servicing Agreement.

     Section 2.07. Repurchase of Receivables Upon Breach. The Servicer shall inform the Depositor, the Trustee and the Supervisory Servicer promptly, in writing, upon the discovery of any breach pursuant to Section 3.02(b) of the Transfer and Assignment Agreement; provided, however, that the Servicer shall have no duty to investigate or determine the existence of any breach except as specified herein. Unless the breach shall have been cured within the applicable cure period following such discovery as set forth in Section 7.02 of the Transfer and Assignment Agreement, the Servicer shall deliver to the Depositor a written demand to cause the Seller to repurchase such Receivable from the Depositor within five (5) Business Days following the expiration of such cure period. The sole remedy of the Depositor, the Trustee or the Certificateholders against the Seller with respect to a breach pursuant to Section 3.02(b) of the Transfer and Assignment Agreement shall be as set forth in the Transfer and Assignment Agreement. Promptly following a repurchase pursuant to Section 7.02 of the Transfer and Assignment Agreement, the Depositor shall give the Servicer written notice thereof.

     Section 2.08. Servicing Fee; Supervisory Servicing Fee.

          (a) Pursuant to the Pooling Agreement, the Depositor has agreed to cause the Trustee to pay out of collections with respect to the Receivables to the Supervisory Servicer and the Servicer each a monthly servicing fee ("Supervisory Servicing Fee" and "Servicing Fee," respectively) with respect to each Receivable serviced under this Servicing Agreement; provided, however, that the Depositor hereby agrees not to amend or consent to any amendment of any provision of the Pooling Agreement relating to compensation of the Supervisory Servicer or the Servicer without the prior written consent of such Person. Pursuant to the terms of the Pooling
     Agreement,   the  Depositor  has  assumed  liability  for  all  liabilities associated  with  the  Conveyed  Property  or  created  under  the  Pooling
     Agreement; provided, that the Depositor has and shall have no liability with respect to the payment of principal and interest on the Certificates, except as otherwise provided in the Pooling Agreement.

          (b) The Supervisory Servicing Fee shall be the greater of (i) 28 basis points per annum based on the Aggregate Current Stated Principal Balance of the Certificates of all Classes on the first day of the applicable Collection Period, calculated and payable monthly or (ii) $800 per month. The Supervisory Servicing Fee with respect to a Collection Period shall be due on the succeeding Distribution Date. In the event the initial
     Supervisory Servicer becomes a Successor Servicer pursuant to this Servicing Agreement, the Supervisory Servicer shall be paid the sum of $100,000 for conversion to the Supervisory Servicer's software system and the Servicing Fee set forth in Section 2.08(c) hereof, based on the Aggregate Receivable Balance on the first day of the applicable Collection Period. In the calendar month in which the Supervisory Servicer assumes the duties of the Servicer, the Supervisory Servicing Fee, as adjusted, shall be prorated and shall accrue from the date of such assumption. In the case of the calendar month in which the Pooling Agreement terminates, the Supervisory Servicing Fee, if any, as adjusted, shall accrue and be prorated from the first day of such month to the day on which such termination occurs. In the event Texas Commerce Bank National Association is terminated under this Agreement as Supervisory Servicer or Servicer without cause, Texas Commerce Bank National Association shall be entitled to the amount of costs specified in clause (ii) of the definition of Transition Costs.

          (c) The Servicing Fee shall be (i) 350 basis points per annum, calculated and payable monthly, based on the Aggregate Receivable Balance on the first day of the applicable Collection Period, plus (ii) all amounts remitted by or on behalf of the Obligors for receipt during the prior Collection Period under the terms of, or with respect to, the Receivables, which amounts represent late fees, prepayment charges, including administrative fees or similar charges allowed by applicable law. The Servicing Fee with respect to a Collection Period shall be due on the succeeding Distribution Date. In the event this Servicing Agreement is terminated on a date other than the last day of a Collection Period or a Receivable is designated to be no longer outstanding for purposes of this Servicing Agreement, then the Servicing Fee for such period or with respect to such Receivable, as the case may be, shall be determined on a pro rata basis. In addition, the Servicer shall receive the additional fees specified in Section 3.02(a) hereof.

          (d) The Supervisory Servicer shall be entitled to payment of or reimbursement for its expenses hereunder from the Trust Property in an amount not to exceed 4.0% of the annual Trustee Fee.

     Section 2.09. Annual Statement as to Compliance. The Servicer shall deliver to the Depositor, the Supervisory Servicer, the Certificateholders, the Placement Agent, the Rating Agency and the Trustee, on or before March 31 of each year beginning March 31, 1998, an Officer's Certificate, dated effective as of December 30 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period, as is applicable) and of its performance under this Servicing Agreement during such period has been made under such officer's supervision, (ii) based on such review, the Servicer has materially fulfilled all its obligations under this Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the remedies therefor being pursued and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled its obligations under its subservicing agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such employees and the nature and status thereof.

     Section 2.10. Supervisory Servicer's Annual Statement as to Compliance. The Supervisory Servicer shall deliver to the Depositor, the Trustee, the Certificateholders, the Placement Agent and the Rating Agency, on or before April 30 of each year beginning April 30, 1998, an Officer's Certificate, dated effective as of December 30 of the preceding calendar year, stating that, (i) a review of the activities of the Supervisory Servicer during the preceding 12-month period (or such shorter period, as applicable) and of its performance under this Servicing Agreement during such period has been made under such officer's supervision and (ii) to the actual knowledge of such officer, based on such review, the Supervisory Servicer has fulfilled in all material respects all of its obligations under this Servicing Agreement throughout such year or, if the Supervisory Servicer has actual knowledge of a default in the fulfillment of any such obligation, specifying each such default actually known to such officer and the nature and status thereof and remedies therefor being pursued.

     Section 2.11. Financial Statements; Annual Servicing Reports. The Servicer, other than Texas Commerce Bank National Association, as Successor Servicer, shall deliver, in duplicate, to the Depositor, the Rating Agency, the
Certificateholders,  the  Placement  Agent,  the  Supervisory  Servicer  and the
Trustee:

          (a) as soon as available, but in no event later than 45 days after the end of each fiscal quarter of the Servicer (commencing with the quarter ending March 31, 1997), an unaudited balance sheet and income statement (prepared in accordance with generally accepted accounting principles applied on a consistent basis, other than the absence of notes, and subject to year end adjustments) for the Servicer covering the preceding quarter, in each case certified by an Authorized Officer of the Servicer to be true, accurate and complete copies of such financial statements; and

          (b) On or before ninety (90) days after the end of each fiscal year of the Servicer (commencing with the fiscal year ending December 31, 1996) the financial statements of the Servicer containing a report of a firm of Independent Public Accountants selected by the Servicer to the effect that such firm has examined the books and records of the Servicer and that, on the basis of such examination conducted in compliance with generally accepted audit standards, such financial statements accurately reflect the financial condition of the Servicer, in each case certified by an Authorized Officer of the Servicer to be true, accurate and complete copies of such financial statements; and

          (c) As soon as practicable, but in any event within 120 days after the end of each fiscal year, an annual review of the Servicer's management personnel, procedures and operations, prepared by the same firm of Independent Public Accountants which prepared the balance sheet and financial statements required under the preceding clause (b), dated as of December 31 of each year beginning December 31, 1997 and substantially stating to the effect that (i) such accountants have examined the accounts and records of the Servicer relating to the Conveyed Property (which records shall be described in one or more schedules to such statement),
     (ii) such firm has compared the information contained in the Monthly Servicer Reports delivered in the relevant period with information contained in the accounts and records for such period, and (iii) on the basis of the procedures performed, whether (A) the information contained in the Monthly Servicer Reports delivered on the relevant period reconciles with the information contained in the accounts and records or (B) the accounts and records of the Servicer related to the Conveyed Property agree to the respective source documents except for such exceptions as the accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     Section 2.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide, or cause the Depositor and the Certificateholders to have, access to its files relating to the Receivables; provided, that the Depositor or the Certificateholders, as the case may be, shall give the Servicer at least three (3) Business Days' prior written notice of its intention to review such files. Access shall be afforded without charge, but only during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 2.12.

     Section 2.13. Costs and Expenses.

          (a) Except as set forth in Section 2.13(b) below, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, fees and expenses of Independent Public Accountants with respect to preparation of the financial statements described in Section 2.11(a) and
     (b) and all other fees and expenses not expressly stated hereunder to be for the account of the Depositor, shall be paid or caused to be paid by the Servicer out of the compensation to be paid to the Servicer pursuant to
     Section 2.08.

          (b) During the term of this Servicing Agreement, the Servicer shall be reimbursed from the Expense Account for actual out-of-pocket costs and expenses incurred in connection with the sale or other disposal of a Financed Vehicle or collection of amounts due with respect to a Receivable, including, but not limited to, the following (to the extent such cost or expense relates to the sale or other disposal or collection of amounts due with respect to a Receivable or a Financed Vehicle):

               (i) Any compensation paid to outside legal counsel retained to protect the interests of the Depositor, the Certificateholders or the Trustee in the assets administered under this Servicing Agreement as the Servicer deems necessary in accordance with its normal procedures;

               (ii)  Any   compensation   paid  to   independent   repossessors,
          auctioneers or appraisers and any direct out of pocket expenses arising from or related to realization of the Receivables administered under this Servicing Agreement;

               (iii) Any sales, franchise, income, excise, personal property or other taxes arising from or related to any Receivables administered under this Servicing Agreement;

               (iv) Any parking or other fines, insurance, title or other such fees arising from or related to any Receivables administered under this Servicing Agreement; and

               (v) Any expenses for special forms and materials, freight, tapes, communications, lock-box or other bank service charges, and other similar expenses approved by the Depositor.

     Section 2.14. Responsibility for Insurance Policies; Processing of Claims Under Insurance Policies; Daily Records and Reports.

          (a) The Servicer, on behalf of the Depositor, will administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Insurance Policies relating to the Receivables.

          (b) The Servicer will administer the filings of claims under any insurance policies covering the Receivables by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the respective policies. The Servicer shall use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims, subject to the servicing standard set forth in Section 2.19 hereof. The Servicer will utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers.

          The Servicer shall not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the insurance policies in connection with filing such claims, perform any obligations of the named insured under the insurance policies, and shall not be required to institute any litigation or proceeding or otherwise enforce the obligations of any insurer thereunder. The Servicer shall not be responsible to the Depositor, the Certificateholders or the Trustee (i) for any act or omission to act done in order to comply with the requirements or satisfy any provisions of the insurance policies or (ii) for any act, absent willful misconduct or gross negligence, or omission to act done in compliance with this Servicing Agreement.

          (c) The Servicer shall provide to the Depositor, the Trustee and the Supervisory Servicer a written monthly report substantially in the form of Exhibit A-1 hereto (and, upon the request of the Depositor, the Trustee or the Supervisory Servicer, copies of notices substantially in the form of Exhibit C hereto, verifying that such notices were sent to Obligors, as appropriate) indicating a delinquency by any Obligor of (A) 30 to 59 days and (B) 60 days or more. This report will include:

               (i) Obligor's name;

               (ii) Date of last payment; and

               (iii) Current unpaid balance.

     Section 2.14.A. Delivery of Documents to Trustee. The Servicer shall deliver or cause to be delivered all of the following documents with respect to the Receivables in its possession to the Trustee at its custodial address via reputable overnight courier service for receipt by the Trustee within ten (10) Business Days following the Closing Date or the applicable Funding Date, as the case may be:

          (a) the sole original counterpart of the Contract evidencing each such Receivable and any and all amendments thereto; and

          (b) (i) the original certificate of title or copies of correspondence to the appropriate state title registration agency, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form (all of the items in (a) and (b) are collectively referred to as the ("Custodian Files");

     While in its possession, the Servicer shall hold the Custodian Files in trust on behalf of the Trustee and shall only check out the Custodian Files with a Request for Release of Receivable File in the form of Exhibit D hereto.

     Section 2.15. Conveyance of Copies of Documents to the Servicer; Indication of Trust Ownership.

          (a) The Servicer shall maintain legible copies (in electronic or hard-copy form, in the Servicer's discretion) or originals of the following documents in its files with respect to each Receivable and the Financed Vehicle related thereto (provided that such documents were provided to the Servicer by the Seller):

               (i) application of the Obligor for credit;

               (ii) a copy (but not the original) of the Contract and any amendments thereto; provided, however, that the Servicer shall deliver any original amendments to the Contract to the Trustee at its custodial address immediately following execution thereof;

               (iii) a copy (but not the original) of (A) a certificate of title with a lien notation or an application therefor or (B) if the appropriate state title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the lien entry letter or form or copies of correspondence to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form;

               (iv) either, as applicable, (A) a certificate of insurance or application therefor with respect to the Financed Vehicle securing the Receivable or (B) a copy of an agreement signed by the Obligor to obtain insurance with respect to the Financed Vehicle and a signed verification by the Seller's authorized representative that the applicable insurance company has confirmed to such representative that such insurance was obtained;

               (v) a monthly delinquency report on all outstanding Receivables in form and content reasonably acceptable to the Depositor;

               (vi) a copy of the score sheet, proof of income and references, credit report and approval sheet utilized by the Seller in the underwriting of the Receivable;

               (vii) the invoice for the Financed Vehicle or the NADA book sheet, as applicable;

               (viii) Obligor's order for the Financed Vehicle and the proof of down payment;

               (ix) a copy of the service contract, if any, on the Financed Vehicle;

               (x) a copy of the credit life insurance policy, if any, and the credit disability insurance policy, if any, on the Obligor relating to the Financed Vehicle; and

               (xi) such other documents as the Servicer may reasonably request in order to accomplish its duties under this Servicing Agreement.

          The Servicer shall keep books and records, satisfactory to the Supervisory Servicer, pertaining to each Receivable and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any loan shall remain at all times the property of the Trust and shall be held in trust by the Servicer. The
     Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them, except as subject to the conditions stated in this Servicing Agreement. The Servicer shall bear the entire cost of restoration in the event any Servicer Files (as defined below) shall become damaged, lost or destroyed while in the Servicer's possession or control.

          (b) The Servicer hereby agrees that the computer files and other physical records of the Receivables maintained by the Servicer will bear an indication reflecting that the Receivables are owned by the Trust on behalf of the Certificateholders.

     Section 2.16. Possession of Servicer Files. Unless otherwise specified herein, the Servicer shall maintain physical possession of the instruments and documents listed in paragraph 2.15(a) above; such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing; and, all other instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computerized data files) that are required to document or service any Receivable. Collectively, all of the documents described in this Section 2.16 with respect to a Receivable are referred to as the "Servicer Files". The Servicer hereby agrees that the computer files and other physical records of the Receivables maintained by the Servicer will bear an indication reflecting that the Receivables are owned by the Trust for the benefit of the Certificateholders and that all Servicer Files shall remain the property of the Trust and shall be held in trust by the Servicer. The Servicer shall respond to all third party inquiries concerning ownership of the Receivables by indicating that the Receivables have been absolutely assigned by the Seller to the Depositor and conveyed by the Depositor to the Trustee on behalf of the Trust for the benefit of the Certificateholders.

     Section 2.17. Processing of Information. Information with respect to each Receivable shall be recorded into the Servicer's loan management and accounting system.

     Section 2.18. Warranties and Representations With Respect to Compliance with Law and Enforcement.

          (a) The Depositor hereby represents to the Servicer, based on certain representations the Seller has made to the Depositor concerning the Receivables in the Transfer and Assignment Agreement, and on which representations the Depositor has relied in acquiring the Receivables and pledging the Receivables to the Trustee, that each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made and on the Closing Date or Funding Date, as the case may be, does comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

          (b) The Servicer warrants, represents and covenants that, in the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of the Receivable, will not subject the Servicer, the Depositor, the Supervisory Servicer or the Trustee to liability under any federal, state or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Servicing Agreement and the standard of care set forth in Section 2.19.

     Section 2.19. Standard of Care.

          (a)  In  performing  its  duties  and  obligations  hereunder  and  in administering and enforcing the Insurance Policies relating to the Receivables pursuant to this Servicing Agreement, the Servicer will comply in all material respects with all applicable state and federal laws and will service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with prudent industry standards, as are customarily employed by the Servicer in servicing and administering motor vehicle retail installment sales contracts and notes owned or serviced by the Servicer comparable to the Receivables. In performing such duties, so long as Western Fidelity is the Servicer (i) Western Fidelity shall comply with its customary collection policy, and (ii) Western Fidelity shall not (A) with respect to its collection policy, make any material amendment thereto relating to its pursuit of collections regarding Delinquent or Defaulted Receivables or extend the time period during which the Servicer will take collection actions with respect thereto, or (B) make any other amendments to its collection policy which is materially adverse to Certificateholders; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Receivable. In performing its duties and obligations hereunder, the Servicer shall comply in all material respects with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of the Depositor or the Trustee on behalf of the Certificateholders in the Trust Property. For purposes of this Section 2.19, the word "material" shall include any action or inaction on the part of the Servicer which would have an adverse impact on the collectibility or enforcement of a Receivable or adversely affect the security interest of the Trustee, on behalf of the Trust and the Certificateholders, in a Receivable or a Financed Vehicle or the title of the Trustee, on behalf of the Trust and the Certificateholders, in or to a Receivable.

          (b) In performing its duties and obligations hereunder, neither the Servicer nor Supervisory Servicer shall make any material modification with respect to a Receivable unless such modification is done pursuant to this Servicing Agreement.

     Section 2.20. Records. The Servicer shall maintain or cause to be maintained such books of account and other records as will enable the Depositor and the Supervisory Servicer to determine the status of each Receivable.

     Section 2.21. Inspection.

          (a) At all times during the term hereof, the Servicer shall afford the Depositor, the Supervisory Servicer and the Trustee and their authorized agents, upon three (3) Business Days' prior written notice, reasonable access during normal business hours to the Servicer's records relating to the Receivables and the other Conveyed Property and will cause its personnel to assist in any examination of such records by the Depositor, the Supervisory Servicer or the Trustee. The examination referred to in this Section 2.21 will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, the Depositor, the Supervisory Servicer or the Trustee may, using generally accepted audit procedures, verify the status of each Receivable and review the Servicer Files and records relating thereto for conformity to monthly reports prepared pursuant to Section 2.02(c) and compliance with the standards represented to exist as to each Receivable subject to this Servicing Agreement. Nothing herein shall require the Depositor, the Supervisory Servicer or the Trustee to conduct any inspection pursuant to this Section.

          (b) At all times during the term hereof, the Servicer shall keep available at its office located at 4704 Harlan Street, Suite 260, Denver, Colorado 80212 (or such other location as to which it shall give written notice to the Trustee), for inspection by the Depositor, the Supervisory Servicer, the Trustee and Certificateholders a copy of the Schedule of Receivables.

          (c) All information obtained by the Depositor, the Supervisory Servicer or the Trustee regarding the Obligors and the Receivables, whether upon exercise of its or their rights under this Section 2.21 or otherwise, shall be maintained by the Depositor, the Supervisory Servicer or the Trustee in confidence and shall not be disclosed to any other person, except as otherwise required by applicable law or regulation.

          (d) The Servicer will, at the Depositor's or the Supervisory Servicer's request, provide the Depositor or the Supervisory Servicer, as the case may be, with a data extract disk of Receivable portfolio information, in addition to any other disk required to be provided hereunder. One such disk per month will be provided without charge, and the Depositor will pay the Servicer $125.00 each for any additional disks; provided, however, that such additional fee for additional disks shall not apply to any disks provided to the Depositor or the Supervisory Servicer, as the case may be, to correct information previously provided by the Servicer to the Depositor or the Supervisory Servicer, as the case may be.

     Section 2.22. Enforcement.

          (a) The Servicer shall, to the extent consistent with the servicing standards required by Section 2.19 hereof, act with respect to the Receivables and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trustee with respect thereto. With respect to a Defaulted Receivable or a Receivable with respect to which the Servicer believes default is reasonably foreseeable, the Servicer may permit the assumption of the obligations under such Receivable by a new Obligor thereunder, provided that no other material term of such Receivable shall be modified. Notwithstanding anything herein to the contrary, neither the Servicer nor any Supervisory Servicer shall have any power to perform any act which if consummated would cause the Trust to fail to be characterized as a trust for federal income tax purposes.

          (b) The Servicer shall, consistent with the standard of care set forth in Section 2.19, sue to enforce or collect upon the Receivables and the Insurance Policies (including unpaid claims), in its own name, if possible, or as agent for the Depositor or the Trustee. If the Servicer commences a legal proceeding to enforce a Receivable or an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the Receivable and the related rights under the Insurance Policies by the Trust to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable or an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Receivable or the Insurance Policy, the Trustee on behalf of the Trust, shall, at the Servicer's request, assign the Receivable or the Insurance Policy to the Servicer for the limited extent necessary to enforce the Receivable or the Insurance Policy, or take such steps as the Depositor deems necessary to enforce the Receivable or the Insurance Policy, including bringing suit in its name. The Servicer shall be entitled to reimbursement for expenses incurred in connection with exercising such recourse rights with respect to the Receivables pursuant to this Section 2.22(b).

          (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Receivable in accordance with the Servicer's usual practice and the standard of care required by Section 2.19 hereof. In exercising such recourse rights, the Servicer is hereby authorized on the Trust's behalf to reassign the Receivable and to deliver the certificate of title to the Financed Vehicle to the person against whom recourse exists at the price set forth in the document creating the recourse. The Servicer shall be entitled to reimbursement for expenses incurred in connection with exercising such recourse rights with respect to the Receivables pursuant to this Section 2.22(c).

          (d) The Servicer may grant to the Obligor on any Receivable that has been repaid in full any rebate, refund or adjustment that the Servicer in good faith believes is required because of prepayment in full of the Receivable, and may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account. The Servicer may not permit any rescission or cancellation of any Receivable nor may it take any action with respect to any Receivable or Insurance Policy which would materially impair the rights of the Trustee or the Certificateholders therein or in the proceeds thereof.

          (e) The Servicer may not increase or reduce the amount of any Scheduled Payments, change any Receivable APR or extend or modify any material term of any Receivable, except as provided in Section 2.02(a). The Servicer shall review at least annually whether all extensions granted since the prior such review (or the Cutoff Date, in the case of the first review) complied with Section 2.02(a).

     Section 2.23. Payment in Full on Receivable. Upon payment in full on any Receivable, the Servicer shall notify the Trustee prior to the next succeeding Distribution Date by a certificate and request for release of Receivable file substantially in the form of Exhibit D hereto (which certificate shall include a statement of an officer of the Servicer to the effect that all amounts received in connection with such payment in full which are required to be deposited in the Collection Account pursuant to Sections 3.02 and 3.03 have been so deposited).

     Section 2.24. [Reserved].

     Section 2.25. Duties of Supervisory Servicer.

          (a) The Supervisory Servicer will perform the services set forth in this Section 2.25 which shall not be delegated to the Servicer. The Supervisory Servicer shall, unless it is prohibited as a matter of law, as evidenced by an Opinion of Counsel provided for in Section 5.02(c) and unless a different Successor Servicer has been appointed pursuant to the provisions hereof, service the Receivables upon receipt of written notice of an Event of Servicing Default by the Servicer under this Servicing Agreement. The Supervisory Servicer in performing its duties as Supervisory Servicer or Successor Servicer shall be bound by the terms and conditions of this Servicing Agreement and shall not take any action with respect to its duties unless so authorized herein. The Supervisory Servicer will, on a periodic basis, perform the functions specified in this Section 2.25; provided, that the Supervisory Servicer shall be entitled to request of and receive from the Trustee and the Servicer, as appropriate, all information necessary to conduct tests or make reports in a timely manner as specified below and, except as otherwise provided herein, the Supervisory Servicer shall be entitled to assume for all purposes that the information received by it is true, correct and complete, and the Supervisory Servicer shall be fully protected in relying upon such information without any independent investigation or audit to prove the facts stated therein. The Supervisory Servicer shall utilize such methods as it deems reasonable and necessary to reconcile information provided by the Servicer with the cash balances held by the Trustee.

          (b) Whether serving as Supervisory Servicer or as Successor Servicer, the Supervisory Servicer shall provide monthly reporting to the Trustee, the Rating Agency, the Depositor and the Certificateholders of information and test results required under this Servicing Agreement and the Pooling Agreement substantially in the form of Exhibit B hereto, which shall be based upon information provided to the Supervisory Servicer by the Servicer hereunder, or from the Trustee and the Collection Account Depository as requested by the Supervisory Servicer. Results of the following reviews and tests conducted by the Supervisory Servicer shall be reported monthly (unless specified otherwise herein) and delivered by the 10th calendar day following the Determination Date or following such other date for which figures are reported to the foregoing persons, provided, that the required reports are timely received from the Servicer, the Trustee and the Collection Account Depository:

               (i) Beginning February 15, 1997 and on the Distribution Date occurring in each month thereafter, compare the balance on deposit in the Reserve Fund with the then existing Reserve Fund Requirement to determine if the balance on deposit in the Reserve Fund is less than the Reserve Fund Requirement and the Reserve Fund Minimum. If the balance on deposit in the Reserve Fund is less than the Reserve Fund Requirement or the Reserve Fund Minimum, the Supervisory Servicer shall promptly notify the Rating Agency, the Servicer, the Placement Agent, the Certificateholders, the Trustee and the Depositor of such event.

               (ii)  Beginning  February  10,  1997 and on or  before  the tenth
          (10th) calendar day of each Collection Period thereafter, and calculated on the basis of the preceding Collection Period completed prior to the date of such test, review the Monthly Servicer Report with respect to such Collection Period to determine if an Accelerated Reserve Fund Event has occurred and, if it has occurred, whether it is continuing. The Supervisory Servicer shall promptly report the results of such review to the Persons specified in the Monthly Supervisory Servicer Report.

               (iii) Beginning February 1997, the Supervisory Servicer shall utilize such methods as it deems reasonable and necessary to review the Monthly Servicer Report for the prior month within five Business Days after its receipt and shall determine the following and take such action as follows:

                    (A) that the  Monthly  Servicer  Report is  complete  on its face;

                    (B) that the amounts  deposited in, credited to or withdrawn from the Revenue Fund, the Reserve Fund, the Collection Account, the Pre-Funding Account and the Payment Account and the balance of such funds and accounts, as set forth in the records of the Trustee are consistent with the amounts set forth in such Monthly Servicer Report;

                    (C) in the event of any discrepancy  between the information set forth in the Monthly Servicer Report from that determined by the Supervisory Servicer, the Supervisory Servicer shall promptly notify the Servicer and the Trustee of such discrepancy and shall settle such discrepancy with the Servicer, and if within 15 days after such notice, the Servicer and the Supervisory Servicer are unable to resolve such discrepancy, the Supervisory Servicer shall promptly notify the Persons specified in the Monthly Supervisory Servicer Report.

               (iv) Beginning February 1997, upon receipt of the diskette specified in Section 2.02(f), the Supervisory Servicer shall promptly verify that such diskette is in readable and usable form (and it not readable or usable, promptly request a substitute diskette that is readable and usable) and shall calculate and verify that all information obtained from such diskette is in agreement with the amounts set forth in the Monthly Servicer Report for the prior Collection Period.

               (v) Perform such other duties as specified hereunder.

          (c) The Supervisory Servicer shall obtain from the Servicer, and the Servicer shall provide to the Supervisory Servicer, a copy of the written collection policies and procedures of the Servicer on or prior to the date hereof and updates of such policies and procedures at least annually.

          (d) The Supervisory Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Supervisory Servicer's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer hereunder.

          (e) The Supervisory Servicer shall promptly notify the Trustee and the Rating Agency in writing on any event, circumstance or occurrence which may adversely affect the ability of the Supervisory Servicer to perform and carry out its duties, responsibilities and obligations under and in accordance with this Servicing Agreement.

          (f) Based solely on the information included in the Schedule of Receivables delivered on or before a Funding Date and the computer disks or tapes provided each Distribution Date thereafter, the Supervisory Servicer shall determine that the inclusion of Subsequent Receivables in the Receivables pool as of the related Funding Date satisfies the criteria set forth in Section 2.16 of the Pooling Agreement.

          (g) Other than as specifically set forth elsewhere in this Servicing Agreement, the Supervisory Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

          (h) Notwithstanding anything herein to the contrary, the Supervisory Servicer shall have no obligation to take any action not specified or referred to in this Section 2.25 without receipt of satisfactory indemnification provided to it by the Person requesting such action or otherwise as provided in Section 7.25 hereof.

     Section 2.26. [Reserved]

     Section 2.27. Errors and Omissions Insurance; Fidelity Bond. The Servicer, other than Texas Commerce Bank National Association as Successor Servicer, shall maintain, at its own expense, an errors and omissions insurance policy, with coverage of at least $1 million and a fidelity bond in the amount of $100,000, each naming the Trustee, in its capacity as trustee, as an additional loss payee or beneficiary of each such insurance policy or fidelity bond, with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Conveyed Property to handle funds, money, documents and papers relating to the Conveyed Property. Any such errors and omissions insurance and fidelity bond shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional automobile receivables servicers. No provision of this Section 2.27 requiring such errors and omissions insurance and fidelity bond shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such errors and omissions insurance and fidelity bond and, by the terms of such errors and omissions insurance and fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every subservicer for it to maintain an errors and omissions insurance or a fidelity bond which would meet such requirements. Annually and more frequently upon request of the Depositor, the Trustee or the Supervisory
Servicer, the Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such insurance policy and fidelity bond. Any such insurance policy or a fidelity bond shall not be cancelled or modified in a materially adverse manner without thirty (30) days' prior written notice to the Depositor, the Trustee and the Rating Agency. This Section 2.27 shall not apply to the Supervisory Servicer acting as Servicer.

     Section  2.28.  Responsibilities  of  Supervisory  Servicer  and  Servicer.
Neither the Supervisory Servicer nor the Servicer shall have any duties, obligations or responsibilities other than those specifically expressed and set forth herein, and no implied obligations of the Supervisory Servicer or the Servicer shall be read into this Servicing Agreement. Neither the Supervisory Servicer nor the Servicer nor any of their respective directors, officers, agents or employees shall be liable to any person, including, without limitation, the Servicer or the Supervisory Servicer, as the case may be, or the Depositor, the Trustee or the Certificateholders in connection with this Servicing Agreement, except for the breach of any of its representations and warranties or obligations under this Servicing Agreement or for the negligence, bad faith or willful misconduct of the Supervisory Servicer or the Servicer, as the case may be, or any of their respective officers, directors, agents or employees. The Supervisory Servicer may rely on and shall be protected in acting upon, or in refraining from acting in accordance with, any resolution, officer's certificate, certificate of auditors or any other certificate, instrument, opinion, report, notice, request, consent, order appraisal, bond or other paper or document reasonably believed by it to be genuine and correct and to have been signed or presented by the proper person or persons. Without limiting the foregoing, the Supervisory Servicer (i) may consult, at its expense, with legal counsel (including the Trustee's or the Supervisory Servicer's), Independent Public Accountants and other experts selected by it with reasonable care and shall not be liable for any action reasonably taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible to the Depositor or the Servicer, as the case may be, the Trustee or any other person for any recitals, statements, warranties or representations made in or in connection with any of this Servicing Agreement, the Pooling Agreement, the Transfer and Assignment Agreement or any other agreement, document or instrument executed in connection therewith (the "Transaction Documents") by any other person, (iii) shall not be responsible for the actions or omissions of any other person, including, without limitation, the Servicer, the Seller, the Depositor, the Trustee and the Certificateholders unless such act or omission was caused by an act or omission of the Supervisory Servicer, (iv) except as provided in this Servicing Agreement or any Transaction Documents, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the or writing (which may be telex or telecopy) reasonably believed by it to be genuine and signed, sent or communicated by the proper party or parties.

     It is agreed and understood that the Supervisory Servicer is responsible for providing the services described in Section 2.25 only in accordance with the information as shall have been timely supplied to it by the Servicer, the Trustee or the Collection Account Depository, as the case may be. The Supervisory Servicer shall incur no liability for any failure by the Servicer, the Trustee or the Collection Account Depository to furnish information required of it, nor shall the Supervisory Servicer be responsible for the content or accuracy of any information provided to it by any such Person, unless required by the Transaction Documents to do so. Except as may be expressly provided herein or in the Pooling Agreement, the Supervisory Servicer shall have no duty to supervise, investigate or audit any records or activities of the Servicer with respect to the servicing of the Conveyed Property. The Supervisory Servicer shall have no responsibility or liability for any acts or omissions of the Servicer with respect to the Conveyed Property.

     The Supervisory Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. In no event shall Texas Commerce Bank National Association be liable, for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Texas Commerce Bank National Association has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                   ARTICLE III

                              ACCOUNTS; COLLECTIONS

     Section 3.01. Accounts. There have been established pursuant to the Pooling Agreement certain accounts in the name of the Trustee for the benefit of the Certificateholders, including, without limitation, the Collection Account, the Reserve Fund, the Pre-Funding Account, the Expense Account, the Revenue Fund and the Payment Account.

     Section 3.02. Collections.

          (a) The Servicer shall remit or cause a Subservicer to remit to the Collection Account described in Section 3.03 hereof, and to no other account, as soon as practicable, but in no event later than the Collection Account Depository's close of business on the Business Day after receipt thereof by the Servicer or the Subservicer, as the case may be, all payments made by or on behalf of the Obligors, including all Actual Payments, Insurance Proceeds, Defaulted Receivable Recoveries, Principal Collections, Liquidation Proceeds, Repurchase Prices and all proceeds relating to the repossession or disposition of the Financed Vehicles (including recourse payments received from Dealers with respect to a breach of a representation or warranty of such Dealers under the Dealer Agreements), all as collected during the Collection Period, in respect of a Receivable being serviced by the Servicer or a Receivable subject to a Repurchase Event, and all payments or other amounts, if any, made by or on behalf of an Obligor or received by the Servicer with respect to any Receivable; provided, however, that all amounts remitted by or on behalf of Obligors under the terms of, or with respect to, the Receivables representing non-sufficient fund charges, late fees, extension fees or prepayment charges, including administrative fees or similar charges allowed by applicable law shall be reimbursed to the Servicer by the Trustee and shall be retained by the Servicer as additional compensation.

          (b) With  respect  to checks or drafts  (i) made  payable to the named insured, the Trustee or any other Person, and (ii) received by the Servicer, the Servicer shall take all necessary action to document the receipt of each such draft on the day of receipt thereof and forward the original draft by reputable overnight courier to Texas Commerce Bank National Association, Attention: Global Trust Services Group-Western Fidelity 1996-A for receipt by the Trustee on the following Business Day.

     Section 3.03. Collection Account and Acknowledgement Letter.

          (a) The Depositor has appointed Wells Fargo Bank (Colorado) National Association as the initial Collection Account Depository with respect to the Receivables serviced under this Servicing Agreement. The Depositor shall provide thirty (30) days' prior notice to the Trustee, the Servicer and the Supervisory Servicer of its appointment of a successor Collection Account Depository which shall be acceptable to the Rating Agency and the Trustee and which shall hold the Collection Account under the terms and conditions outlined herein and in the Pooling Agreement.

          (b) Except as otherwise provided herein, the Servicer shall deposit or cause to be deposited into the Collection Account all amounts (including late payments) remitted by Obligors to the Servicer under the terms of the Receivables within one (1) Business Days after receipt thereof; provided, however, that the Servicer shall, pursuant to Section 3.02(a), be entitled to reimbursement of all amounts remitted by or on behalf of the Obligors to the Servicer under the terms of, or with respect to, the Receivables, which amounts represent non-sufficient fund charges, late fees, extension fees, prepayment charges, including administrative fees or similar charges allowed by applicable law.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of the Servicer. The Servicer, excluding Texas Commerce Bank National Association, as Successor Servicer, hereby represents, warrants and covenants to the Supervisory Servicer, the Depositor, the Certificateholders and the Trustee that as of the date of this Servicing Agreement and, for so long as the Servicer shall continue to act as Servicer hereunder:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to do business in each other state where the failure to be so qualified would have a materially adverse effect on its business or properties;

          (b) All necessary corporate, regulatory or other similar action has been taken to authorize and empower the Servicer and the officers or representatives acting on the Servicer's behalf, and the Servicer has full power and authority to execute, deliver and perform this Servicing Agreement;

          (c) This Servicing Agreement has been duly authorized, executed and delivered by the Servicer and the performance and compliance with the terms of this Servicing Agreement will not violate the Servicer's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, loan, lease, credit agreement or any other agreement or instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets, or create any adverse claim upon its assets;

          (d) The Servicer is duly licensed and qualified to perform the functions specified herein, and this Servicing Agreement constitutes a valid, legal and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

          (e) The Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement by the Servicer will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect the performance of its duties hereunder;

          (f)  No  proceeding  of  any  kind,   including  but  not  limited  to
     litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement. No injunction, writ, restraining order or other order of any nature to which the Servicer is subject that would adversely affect the Servicer's operations, including the performance of its agreements and the transactions contemplated hereby;

          (g) No information, Officer's Certificate or statement furnished in writing or report delivered to the Trustee, the Depositor, the Supervisory Servicer or any Certificateholder by the Servicer required under this Servicing Agreement contains any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; provided, that the Servicer makes no representation or warranty with respect to any information incorporated into or forming the basis of any Officer's Certificate, information, statement or report provided by the Servicer that is provided to the Servicer by any other Person;

          (h) The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder;

          (i) The Servicer has made or obtained all consents, filings or governmental approvals required for the due execution, delivery and performance of agreements and the servicing of the Receivables;

          (j) No event has occurred which would adversely affect the Servicer's ability to perform the agreements and transactions contemplated hereby;

          (k) The Servicer's principal place of business and chief executive office, and the office at which records are kept are at the address, specified in Section 7.03 and there have been no other such locations during the four-month period preceding the date hereof; and

          (l) If payments with respect to the Receivables are not to be remitted directly to the Servicer, each Obligor of the Receivables will be directed, and will be required, to remit such payments to a lockbox or other similar account.

     Section 4.02. Representations and Warranties of the Supervisory Servicer. The Supervisory Servicer hereby represents, warrants and covenants to the Depositor, the Servicer and the Trustee that, as of the date hereof or as of such date specifically provided herein:

          (a) The Supervisory Servicer is a national banking association duly organized, validly existing, in good standing and authorized to engage in a banking business under the federal laws of the United States of America;

          (b) All necessary corporate, regulatory or other action has been taken to authorize and empower the Supervisory Servicer and the officers or representatives acting on the Supervisory Servicer's behalf to perform and comply with the Supervisory Servicer's obligations under this Servicing Agreement, and the Supervisory Servicer has full power and authority, to execute, deliver and perform this Servicing Agreement;

          (c) The execution and delivery of this Servicing Agreement by the Supervisory Servicer and its performance and compliance with the terms of this Servicing Agreement will not violate the Supervisory Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, indenture, loan, credit agreement or any other agreement or instrument to which the Supervisory Servicer is a party or which may be applicable to the Supervisory Servicer or any of its assets;

          (d) This Servicing Agreement constitutes a legal, valid and binding obligation of the Supervisory Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;

          (e) The Supervisory Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement by the Supervisory Servicer will not constitute a violation with respect to, any applicable order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Supervisory Servicer or its properties or might have consequences that would materially adversely affect the performance of its duties hereunder;

          (f) No proceeding of any kind, including, but not limited to, litigation, arbitration, judicial or administrative, is pending or, to the actual knowledge of the executing officer of the Supervisory Servicer, contemplated or threatened against the Supervisory Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement by or against the Supervisory Servicer;

          (g) No certificate of an officer of the Supervisory Servicer, statement of the Supervisory Servicer furnished in writing or report of the Supervisory Servicer delivered to the Depositor, the Trustee, the Servicer or any Certificateholder by the Supervisory Servicer required under this Servicing Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the officer's certificate, statement or report not misleading; provided, that the Supervisory Servicer makes no representation or warranty with respect to any information incorporated into or forming the basis of any certificate, statement or report that is provided to the Supervisory Servicer by any other Person;

          (h) The Supervisory Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder;

          (i) This Servicing Agreement has been duly authorized, executed and delivered by the Supervisory Servicer; and

          (j) There are no injunctions, writs, restraining orders or similar orders of any nature to which the Supervisory Servicer is subject that would adversely affect the Supervisory Servicer's performance under this Agreement and the transactions contemplated thereby.

     Section 4.03. Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Supervisory Servicer, the Servicer and the Trustee that as of the date of this Servicing Agreement or as of such date specifically provided herein:

          (a) The Depositor is a corporation duly organized under the laws of the State of Delaware pursuant to a Certificate of Incorporation and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Servicing Agreement and to perform the terms and provisions hereof.

          (b) The execution, delivery and performance by the Depositor of this Servicing Agreement have been duly authorized by all necessary action by the Depositor, do not require any approval or consent of any Person, do not and will not conflict with any material provision of a Certificate of Incorporation of the Depositor, and do not and will not conflict with or result in a breach which would constitute a default under any agreement binding upon or applicable to it or such of its property which is material to it, or any law or governmental regulation or court decree applicable to it or such material property, and this Servicing Agreement is the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (c) No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Depositor threatened, against the Depositor or its properties or with respect to this Servicing Agreement, which, if adversely determined would, in the opinion of the Depositor, have a material adverse effect on the transactions contemplated by this Servicing Agreement.

          (d) There is no injunction, writ, restraining order or other order of any nature to which the Depositor is subject that would adversely affect the Depositor's performance of its obligations under this Agreement and any transaction contemplated thereby.

          (e) The Depositor has filed, on a timely basis, all required federal and state tax returns.

          (f) The legal name of the Depositor is as set forth in this Agreement, and the Depositor has no tradenames, fictitious names, assumed names or "doing business as" names.

          (g) The Depositor's principal place of business and chief executive office are at the address specified in Section 7.03.

     Section 4.04. Survival of Representations and Warranties. The representations and warranties set forth in this Article IV are continuous and shall survive the date of this Servicing Agreement until the Trust is no longer in effect. Upon discovery by any of the Depositor, the Supervisory Servicer or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Trustee.

     Section 4.05. Merger or Consolidation of, or Assumption of the Obligations of, or Resignation of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) which may succeed to the duties and obligations of the Servicer under this Servicing Agreement following the resignation of the Servicer subject to Section 2.01 hereof, which Person executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer or under this Servicing Agreement without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Servicing Default (as defined in Section 5.01), and no event which, after notice or lapse of time, or both, would become an Event of Servicing Default shall have occurred or be continuing, (ii) no Event of Default would occur as a result of such merger, consolidation or assumption of liability, (iii) the Servicer shall have delivered to the Depositor, the Supervisory Servicer and the Trustee an Officer's Certificate and an opinion of counsel each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section 4.05 and that all conditions precedent provided for in this Servicing Agreement relating to such transaction have been complied with and (iv) the Servicer shall have delivered to the Depositor, the Supervisory Servicer and the Trustee an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on certificates of title thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Depositor, the Certificateholders and the Trustee in the Receivables and the Financed Vehicles, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                                    ARTICLE V

                         DEFAULT, REMEDIES AND INDEMNITY

     Section 5.01. Events of Servicing Default. Any of the following acts or occurrences shall constitute an "Event of Servicing Default" under this Servicing Agreement, but only with respect to the party responsible for such act or occurrence:

          (a) any failure by the Servicer or Supervisory Servicer to make any payment, transfer or deposit to the Trustee within five Business Days after the date such payment transfer or deposit is required to be made;

          (b) any failure by the Servicer or Supervisory Servicer to provide any notices to the Trustee pursuant to this Servicing Agreement relating to the transfer or calculation of funds which has not been cured within five Business Days after the date of receipt of notice of such failure;

          (c) failure on the part of the Servicer or Supervisory Servicer to either duly observe or perform in any material respect any other covenants or agreements of the Servicer or Supervisory Servicer, respectively, set forth in this Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or Supervisory Servicer, as the case may be, by the Trustee or the Depositor; or the Servicer or the Supervisory Servicer shall assign its respective duties hereunder (except as expressly permitted herein);

          (d) any representation, warranty or certification made by the Servicer or Supervisory Servicer or any successor to either in this Servicing
     Agreement, or any certificate delivered pursuant to this Servicing Agreement, shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders and which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Supervisory Servicer, as the case may be, by the Trustee or the Depositor;

          (e) the Servicer or Supervisory Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or Supervisory Servicer, respectively, or of or relating to all or substantially all of their respective properties, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or Supervisory Servicer or Successor Servicer or Successor Supervisory Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer or Supervisory Servicer or any successor to either shall admit in writing its inability to pay its debts generally as they become due, file or have filed against it a petition or commence an action to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (f) the Servicer or the Supervisory Servicer or any successor to either shall fail to be an Eligible Servicer; or

          (g) an Event of Insolvency shall have occurred.

     Section 5.02. Remedies.

          (a) If an Event of Servicing Default shall occur and be continuing and, unless (i) such Event of Servicing Default shall have been waived by the Certificateholders constituting Certificateholder Approval and (ii) the Trustee and the Depositor have received written confirmation from the Rating Agency that the rating then assigned to the Certificates will not be downgraded, then, by notice given in writing to the defaulting party (the "Terminated Party"), with a copy to the Depositor by (i) either the Trustee, the Supervisory Servicer or the Certificateholders constituting Certificateholder Approval with respect to an Event of Servicing Default by the Servicer or (ii) the Trustee or the Certificateholders constituting Certificateholder Approval, with respect to an Event of Servicing Default by the Supervisory Servicer (either, a "Termination Notice"), all of the rights and obligations of the Terminated Party, shall be terminated; provided, however, that if any such Event of Servicing Default arises solely as a result of actions or inactions on the part of the Supervisory Servicer, the rights and obligations of the Servicer as Servicer under this Servicing Agreement shall not terminate and shall remain in full force and effect, and any Successor Supervisory Servicer shall retain the Servicer as Servicer hereunder; provided, further, that if any such Event of Servicing Default arises solely as a result of the actions or inactions on the part of the Servicer, the rights and obligations of the Supervisory Servicer as Supervisory Servicer under this Servicing Agreement shall not terminate and shall remain in full force and effect. The rights and interest of the Trustee or the Depositor under this Servicing Agreement will not be affected by either such termination.

          (b) After receipt by the Terminated Party of a Termination Notice, and on the date that a Successor Servicer or Successor Supervisory Servicer shall have been appointed pursuant hereto, all authority and power of the Terminated Party under this Servicing Agreement shall pass to and be vested in a Successor Servicer or Successor Supervisory Servicer, as the case may be; and, without limitation, each of the Depositor and the Trustee is hereby authorized and empowered (upon the failure of the Terminated Party within a period of 30 days to cooperate) to execute and deliver, on behalf of the Terminated Party, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Terminated Party to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer and Supervisory Servicer hereby agree to cooperate with the Depositor and such Successor Servicer or Successor Supervisory Servicer in effecting the termination of the responsibilities and rights of the Terminated Party to conduct servicing under this Servicing Agreement, including, without limitation, the transfer to such Successor Servicer or Successor Supervisory Servicer of all authority of the Terminated Party to service the Receivables provided for under this Servicing Agreement, including, without limitation, the right to receive all collections, all authority over all collections which shall on the date of transfer be held by the Terminated Party for deposit or which have been deposited by the Terminated Party in the Collection Account or the Revenue Fund or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer or Successor Supervisory Servicer and in enforcing all rights relating to the Receivables. In addition to the foregoing, the Successor Servicer or Successor Supervisory Servicer, as the case may be, may, either directly or through an agent or court appointed receiver, and without regard to the adequacy of any security for the Certificates, (i) enter, take possession of, manage or otherwise occupy the building or the portion of the building in which payments under the Receivables are made by the Obligors for the purpose of the collection of such payments; (ii) staff any and all collection counters and windows of the Terminated Party (if the Servicer) for the purpose of the collection of all cash, checks, drafts and other evidence of payment relating to the Receivables, and the Servicer (if the Terminated Party) agrees to any and all such actions; (iii) endorse, in the name of the Terminated Party (if the Servicer), all cash, checks, drafts and other evidences of payment relating to the Receivables, and receive, open and dispose of all mail addressed to the Terminated Party (if the Servicer) and notify the postal authorities to change the address for delivery of such mail address to the Successor Servicer or Successor Supervisory Servicer, and the Terminated Party (if the Servicer) hereby grants to the Supervisory Servicer a power of attorney to take all such action as may be necessary to effectuate the foregoing; and (iv) have reasonable access to the facilities, equipment and personnel of the Terminated Party. The Terminated Party, at its expense, shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer or Successor Supervisory Servicer in such electronic form as the Successor Servicer or Successor Supervisory Servicer may reasonably request and shall, at its expense, promptly transfer to the Successor Servicer or Successor Supervisory Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer or Successor Supervisory Servicer shall reasonably request. The Terminated Party, at its expense, shall give notices of the transfer of servicing to the Obligors in the manner and at such times as the Successor Servicer or Successor Supervisory Servicer shall reasonably request and, without limiting the foregoing, each Successor Servicer and Successor Supervisory

     Servicer, as the case may be, is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver all such notices on behalf of the Terminated Party. To the extent that compliance with this
     Section 5.02 shall require the Terminated Party to disclose to the Successor Servicer or Successor Supervisory Servicer information of any kind which the Terminated Party reasonably deems to be confidential, the Successor Servicer or Successor Supervisory Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Terminated Party reasonably shall deem necessary to protect its interest.

          (c) On and after the receipt by the Terminated Party of a Termination Notice pursuant to this Section 5.02, the Terminated Party shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice or otherwise specified by the Depositor in writing. In the event the Supervisory Servicer, as a matter of law as evidenced by an Opinion of Counsel by counsel acceptable to the Rating Agency, is unable to perform the duties and obligations of the Servicer hereunder, the Depositor shall as promptly as possible after the giving of a Termination Notice with respect to the Servicer appoint a Successor Servicer acceptable to the Rating Agency, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Supervisory Servicer and the Depositor. Within 30 days of termination of the Servicer, the Supervisory Servicer shall send, or cause to be sent, to each Obligor, a written notice of the name and mailing address of the Successor Servicer to whom payments on the Receivables are to be made.

          (d) The Depositor, with the written consent of Holders of Certificates representing Certificateholder Approval, shall as promptly as possible appoint a Successor Supervisory Servicer following delivery of a Termination Notice with respect to the Supervisory Servicer. In the event that a Successor Supervisory Servicer has not been appointed and has not accepted its appointment at the time when the Supervisory Servicer is to cease to act as Supervisory Servicer, the Trustee pursuant to the Pooling Agreement shall automatically be appointed Successor Supervisory Servicer (or, if it is then so acting, continue so to act) to the extent it is legally able to act as Supervisory Servicer until a Successor Supervisory Servicer shall be appointed by the Holders of Certificates representing Certificateholder Approval. If the Depositor, with the written consent of Holders of Certificates representing Certificateholder Approval, shall fail to approve a Successor Supervisory Servicer within 30 days of the date of a Termination Notice, the Trustee may petition a court of competent jurisdiction for the appointment of a Successor Supervisory Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any Eligible Servicer as the Successor Supervisory Servicer hereunder.

          (e) Upon its appointment, the Successor Servicer or Successor Supervisory Servicer, as the case may be, shall be the successor in all respects to the Terminated Party, with respect to servicing functions under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities (arising on and after the time of such appointment) relating thereto placed on the Servicer or Supervisory Servicer, respectively, by the terms and provisions hereof (except as otherwise provided in this Servicing Agreement with respect to the Supervisory
     Servicer acting as Servicer), and all references in this Servicing Agreement to the Servicer or Supervisory Servicer shall be deemed to refer to the Successor Servicer or Successor Supervisory Servicer unless the context otherwise requires. The Successor Supervisory Servicer shall expressly be authorized to delegate any of its duties thereunder to the Servicer on and after the date of any transfer of servicing pursuant to this Article V; provided, that the Successor Supervisory Servicer shall remain liable and responsible with respect to any duty so delegated.

          (f) In connection with such appointment and assumption, the Supervisory Servicer may make such arrangements for the compensation of itself and the Successor Servicer out of collections of Receivable payments, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Supervisory Servicing Fees and Servicing Fees permitted to the Supervisory Servicer and the Servicer, respectively, pursuant to this Servicing Agreement without the approval of the Depositor, the Trustee and the Certificateholders constituting Certificateholder Approval.

          (g) All authority and power granted to the Supervisory Servicer, Successor Supervisory Servicer, Servicer or the Successor Servicer under the Servicing Agreement shall automatically cease and terminate upon termination of the Pooling Agreement, and shall pass to and be vested in the Depositor and, without limitation, the Depositor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Supervisory Servicer or the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Supervisory Servicer and the Successor Servicer agree to cooperate with the Depositor in effecting the termination of the responsibilities and rights of the Successor Supervisory Servicer and the Successor Servicer to conduct servicing on the Receivables. The Successor Supervisory Servicer and the Successor Servicer shall transfer their respective electronic records relating to the Receivables to the Depositor in such electronic form as the Depositor may reasonably request and shall transfer all other records, correspondence and documents to the Depositor in the manner and at such times as the Depositor shall reasonably request, provided that all fees and expenses owed to the Servicer or the Supervisory Servicer (or the successor to either) have been paid. To the extent that compliance with this Section 5.02 shall require the Successor Supervisory Servicer and the Successor Servicer to disclose to the Depositor information of any kind which the Successor Supervisory Servicer and the Successor Servicer deem to be confidential, the Depositor shall be required to enter into such reasonable and customary licensing and confidentiality agreements as the Successor Supervisory Servicer and the Successor Servicer reasonably shall deem necessary to protect their respective interests.

     Section 5.03. Indemnity by the Servicer. The Servicer (excluding the Supervisory Servicer if it is then serving as Successor Servicer) shall be liable to the Seller, the Depositor, the Trustee, each Certificateholder and the Supervisory Servicer (collectively, the "Indemnified Parties") to the extent of the following:

          (a) The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any of the officers, directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

          (b) The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any of the officers, directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through the breach of this Servicing Agreement by the Servicer, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Servicing Agreement or by reason of reckless disregard of its obligations and duties under this Servicing Agreement.

          (c) The Servicer shall be strictly accountable for all payments actually received on the Receivables.

          (d) The Servicer shall not be liable to any person for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement or for errors in judgment to the extent consistent with the standard of care set forth in Section 2.19.

     Section 5.04. Indemnity by the Supervisory Servicer. The Supervisory Servicer and, if applicable, the Successor Servicer, shall indemnify and hold the Servicer, the Depositor, the Trustee and the Certificateholders harmless against any and all liability, loss, damage, penalty, fine, forfeiture, legal or accounting fees, court reporting expenses, expert witness fees and all other fees or costs of any kind, judgments or expenses, resulting from or arising out of a material, intentional breach of this Servicing Agreement by the Supervisory Servicer; provided, however, the Supervisory Servicer shall not be liable to the Servicer, the Depositor, the Trustee and the Certificateholders (i) by reason of any act, contract or transaction performed in good faith by the Supervisory Servicer pursuant to this Servicing Agreement nor shall it be liable for any loss resulting therefrom or for any lost profit derived therefrom or any errors in judgment, so long as such act, contract or transaction shall, at the time at which it was performed or entered into, have been reasonable and prudent under the circumstances and shall have conformed in all material respects to the express provisions of this Servicing Agreement or (ii) for any action taken or for errors in judgment committed directly resulting from fraud, negligence or willful misconduct of the Depositor, the Servicer, the Trustee or the Certificateholders. The rights of the Servicer, the Depositor, the Trustee and the Certificateholders to indemnity or reimbursement pursuant to this Section
5.04 shall survive the transfer of the rights, duties and obligations of the Supervisory Servicer or the Servicer to another Person or any Event of Servicing Default.

     Section 5.05. Indemnity by the Depositor. The Depositor will defend and indemnify the Supervisory Servicer, the Servicer, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, directly arising out of or directly resulting from the status of the Depositor as legal owner of the related Receivables, the origination or terms of any such Receivables, the creation of the Depositor or the issuance and sale of the Certificates. The Depositor shall not be liable to the Supervisory Servicer, the Servicer, the Trustee and the Certificateholders (i) by reason of any act, contract or transaction performed in good faith by the Depositor pursuant to this Servicing Agreement nor shall it be liable for any loss resulting therefrom or for any lost profit derived therefrom so long as such act, contract or transaction shall, at the time at which it was performed or entered into, have been reasonable and prudent under the circumstances and shall have conformed in all material respects to the express provisions of this Servicing Agreement or (ii) for any action taken or errors committed directly resulting from fraud, negligence or misconduct of the Supervisory Servicer, the Servicer, the Trustee or the Certificateholders. The rights of the Supervisory Servicer, the Servicer, the Trustee and the Certificateholders to indemnity or reimbursement shall survive the transfer of the rights, duties and obligations of the Supervisory Servicer or the Servicer to another Person or any Event of Servicing Default.

     The Supervisory Servicer, the Servicer and the Trustee and any director, officer, employee or agent of the Supervisory Servicer, the Servicer or the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with any legal action relating in any way to or arising out of this Servicing Agreement or the Certificates or the transactions contemplated thereby other than any loss, liability or expense arising out of fraud, negligence or willful misconduct of the Supervisory Servicer, the Servicer or the Trustee, respectively, or for which the Supervisory Servicer or the Servicer is obligated to provide an indemnity as provided in Section 5.04 or Section 5.03, respectively, (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement). Neither the Supervisory Servicer nor the Trustee shall be under any obligation to appear in, prosecute or defend any legal action under this Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Supervisory Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Servicing Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Depositor, and the Supervisory Servicer or the Trustee shall be entitled to be reimbursed therefor as provided by Section 2.13 and the Pooling Agreement. The rights of the Supervisory Servicer or the Trustee to indemnity, reimbursement or limitation on its liability pursuant to this Section 5.05 shall survive the transfer of the rights, duties and obligations of the Supervisory Servicer or the Servicer to another Person or any Event of Servicing Default.

     Section 5.06. Notification to Certificateholders. Upon discovery of the occurrence of any Event of Servicing Default, after the applicable grace period set forth in the applicable subparagraphs, which results in the removal of the Servicer or the Supervisory Servicer, the Servicer or Supervisory Servicer shall give prompt written notice thereof to the Trustee and the Depositor and the Trustee shall give notice to the Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer or Successor Supervisory Servicer pursuant to this Article V, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

     Section 5.07. Waiver of Events of Servicing Default. The Certificateholders evidencing Certificateholder Approval may, on behalf of the Certificateholders of all Certificates Outstanding, waive any Event of Servicing Default by the Servicer or Supervisory Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in accordance with this Servicing Agreement. Upon any such waiver of an Event of Servicing Default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 5.08. Survival.  The agreements in this Article V shall survive the
termination   of  the  Pooling   Agreement  and  the  payment  in  full  of  the
Certificates.

     Section 5.09. Force Majeure. Notwithstanding anything herein to the contrary, neither the Supervisory Servicer nor the Servicer shall be considered in default hereunder or have any liability to any party for any failure to perform if such failure arises solely out of the following causes beyond the control of the Supervisory Servicer or the Servicer, as the case may be: acts of God or a public enemy, fire, flood or war.

                                   ARTICLE VI

                            TERMINATION OF AGREEMENT

     Section 6.01. Term.  Unless terminated in accordance with the provisions of
Section 5.02, this Servicing Agreement shall remain in effect until termination of the Pooling Agreement.

     Section 6.02. Effect of Termination. Upon termination of this Servicing Agreement, the Servicer shall, at the direction of the Depositor, promptly return all Servicer Files and any related files and correspondence in its possession as are related to the management of the Receivables and the services provided hereunder.

     Section 6.03. Transfer of Servicing. Upon termination of this Servicing Agreement, the Servicer shall cooperate in the transfer of the Servicer Files. Any matters pending at the effective termination date will continue to be processed in an orderly and timely fashion; it being intended, however, that responsibility for the Receivables shall transfer as quickly as practicable and in any event within thirty (30) days after the termination date. All reasonable expenses related to the foregoing shall be borne by the party causing the termination; provided, that, the Servicer shall not be responsible for transition costs if the Servicer resigns from its duties hereunder; provided, further, that if this Servicing Agreement is terminated upon termination of the Pooling Agreement, all reasonable fees and expenses related thereto shall be borne by the Depositor.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     Section 7.01. Amendment. This Servicing Agreement may only be amended by mutual written consent of the parties hereto and with the prior written consent of the Trustee. No amendment made to the Transfer and Assignment Agreement or the Pooling Agreement, without the Supervisory Servicer's and the Servicer's written consent, shall be effective as to the Supervisory Servicer or the Servicer, respectively, to the extent such amendment is disadvantageous in any respect to the Supervisory Servicer or the Servicer, respectively. The Rating Agency shall be given by the Depositor prior notice of any proposed amendment to the Servicing Agreement, the Transfer and Assignment Agreement or the Pooling Agreement and, upon any such amendment, shall promptly be provided by the Depositor a copy of any such amendment. For the purpose of obtaining the Supervisory Servicer and Trustee consent to any amendment pursuant to this
Section 7.01, the Depositor shall provide to the Supervisory Servicer and Trustee an Opinion of Counsel, upon which they may absolutely rely, that such amendment is not adverse to the interests of the Certificateholders.

     Section 7.02. Waivers. The provisions of this Servicing Agreement may only be waived by written consent of the parties hereto; provided, that the Depositor shall not waive any provision hereof without the prior written consent of the Trustee. The failure of any party at any time to require performance by the other of any provision of this Servicing Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by any party of any breach of any provision of this Servicing Agreement be deemed or held to be a waiver of any further breach of the same provision or any other provision. For the purpose of obtaining the Supervisory Servicer and Trustee consent to any amendment pursuant to this Section 7.02, the Depositor shall provide to the Supervisory Servicer and Trustee an Opinion of Counsel, upon which they may absolutely rely, that such waiver is not adverse to the interests of the Certificateholders.

     Section 7.03. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

    To the Servicer:           Western Fidelity Funding, Inc.
                               4704 Harlan Street, Suite 260
                               Denver, Colorado 80212
                               Attention: Marya L. Brancio
                               Phone: (800) 223-9334
                               Fax: (303) 477-2158

   To the Supervisory
    Servicer
    and Trustee:               Texas Commerce Bank National Association
                               600 Travis Street
                               Houston, Texas  77002
                               Attention: Global Corporate Trust Services Group-
                                           Western Fidelity 1996-A
                               Phone: (713) 216-4181
                               Fax: (713) 216-7757

    To the Depositor:          Western Fidelity Finance, Inc.
                               4704 Harlan Street, Suite 260
                               Denver, Colorado 80212
                               Attention: Marya L. Brancio
                               Phone: (800) 223-9334
                               Fax: (303) 477-2158

Such notice, request, consent or other communication shall be deemed given when so delivered, if personally delivered or transmitted by facsimile, or if mailed, two days after deposit with the U.S. Postal Service.

     Section 7.04. Severability of Provisions. If one or more of the provisions of this Servicing Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Servicing Agreement prohibited or unenforceable.

     Section 7.05. Rights Cumulative. All rights and remedies under this Servicing Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

     Section 7.06. No Offset. Prior to the termination of this Servicing Agreement, the obligations of the Supervisory Servicer and the Servicer under this Servicing Agreement shall not be subject to any defense, counterclaim or right of offset which the Supervisory Servicer or the Servicer may have against the other or against the Depositor, any Certificateholder or the Trustee, whether in respect of this Servicing Agreement, any Receivable or otherwise.

     Section 7.07. Inspection and Audit Rights. The Servicer agrees that, upon prior written notice, it will permit the Depositor or the Trustee and their respective representatives, during the Servicer's normal business hours, to examine the Servicer Files, all the books of account, records, reports and other papers of the Servicer relating to the Receivables, to make copies and extracts therefrom, to cause such books to be audited by Independent Public Accountants selected by the Depositor, and to discuss its affairs, finances and accounts relating to the Receivables with its officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Depositor or the Trustee of any right under this paragraph 7.07 shall be borne by the Depositor, provided that if an audit is made during the continuance of an Event of Servicing Default, the expense incident to such audit shall be borne by the Servicer.

     Section 7.08. Powers of Attorney. The Depositor shall, from time to time, provide to the employees of the Servicer and the Trustee limited, revocable powers of attorney or other such written authorizations as may be reasonably appropriate to enable the Servicer and the Trustee to perform its respective obligations under this Servicing Agreement and the Pooling Agreement; provided however, that the Depositor shall not be required to provide such powers with respect to any matter for which the Depositor does not have authority to perform itself.

     Section 7.09. [Reserved].

     Section 7.10. Assignment and Binding Effect. Except with respect to the assignment of the rights under this Servicing Agreement by the Depositor to the Trustee under the Pooling Agreement and as otherwise expressly provided herein, this Servicing Agreement may be assigned only with the written consent of the parties hereto; however, in the event of an assignment, all provisions of this Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 7.11. Captions. The article, paragraph and other headings contained in this Servicing Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

     Section 7.12. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day in Houston, Texas or Denver, Colorado such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

     Section 7.13. Counterparts. This Servicing Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 7.14. Governing Law. This Servicing Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, except to the extent that it is mandatory that the laws of some other jurisdiction apply.

     Section 7.15. Parties. Except as set forth in Section 7.20 hereof, this Servicing Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

     Section 7.16. [Reserved].

     Section 7.17. [Reserved].

     Section 7.18. Relationship of the Parties. The relationship of the parties to this Servicing Agreement is that of independent contractors. Neither this Servicing Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship among the Supervisory Servicer, the Servicer and the Depositor.

     Section 7.19. No Bankruptcy Petition Against the Depositor. The Supervisory Servicer and the Servicer agree that, prior to the date that is one year and one day after the payment in full of all outstanding Certificates, neither will institute against the Depositor, or join any other Person in instituting against the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.19 shall survive the termination of this Servicing Agreement.

     Section 7.20. Third Party Beneficiaries. This Servicing Agreement shall inure to the benefit of each Certificateholder and their respective successors and assigns. Without limiting the generality of the foregoing, all covenants and agreements in this Servicing Agreement which expressly confer rights upon the Depositor, the Certificateholders or the Trustee shall be for the benefit of and run directly to each Certificateholder, and each Certificateholder shall be entitled to rely on and enforce such covenants to the same extent as if it were a party hereto.

     Section 7.21. Other Agreements. The Servicer and the Supervisory Servicer will not be obligated or bound by any provision or term of any other agreement, including the Pooling Agreement and the Transfer and Assignment Agreement, except to the extent, and only to the extent, expressly stated herein or therein.

     Section 7.22. Procedure for Indemnification. Notwithstanding anything to the contrary in this Servicing Agreement, in the event that a Person is entitled to indemnification pursuant to the terms of this Servicing Agreement, such Person (hereinafter called the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party or, at the Indemnified Party's option, such Indemnified Party may select its own counsel with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm at any one time (in addition to any local counsel) for all such Indemnified Parties (unless necessary because of conflicts of interest), and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

     Section 7.23. Reports to Holders. Any report, notice or financial statement delivered pursuant to this Servicing Agreement by the Servicer or the Supervisory Servicer to the Certificateholders shall be provided by such Persons to each Certificateholder at the address last provided to the Servicer or the Supervisory Servicer by such Certificateholder.

     Section  7.24.   Purchase  and  Subsequent   Pledge.  The  Servicer  hereby
acknowledges that the Depositor, concurrently with the execution of this Servicing Agreement, will acquire the Receivables and the other items included in the Conveyed Property pursuant to the Transfer and Assignment Agreement and convey the Receivables and the other items included in the Conveyed Property along with certain of the Depositor's rights under the Transfer and Assignment Agreement and this Servicing Agreement to the Trustee pursuant to the terms of the Pooling Agreement, and that the representations and warranties contained in the Transfer and Assignment Agreement and this Servicing Agreement and the rights of the Depositor under Section 7.02 of the Transfer and Assignment Agreement are intended to benefit the Certificateholders.

     Section 7.25. Supervisory Servicer, Trustee or Servicer to Act On Instructions. Notwithstanding any provision herein to the contrary (other than Sections 2.02(a) and 7.01), in the event the Supervisory Servicer, the Trustee or the Servicer, as the case may be, is uncertain as to the intention or application of any provision of this Servicing Agreement or any other agreement to which it is a party, or such intention or application is ambiguous as to its purpose or application, or is, or appears to be, in conflict with any other applicable provision hereof or thereof, or if this Servicing Agreement or any other agreement to which it is a party permits or does not prohibit any determination by the Supervisory Servicer, the Trustee or the Servicer, as the case may be, or is silent or incomplete as to the course of action which the Supervisory Servicer, the Trustee or the Servicer, as the case may be, is required or is permitted or may be permitted to take with respect to a particular set of facts or circumstances, the Supervisory Servicer, the Trustee or the Servicer, as the case may be, shall, at the expense of the Trust, request and rely upon the following: (i) written instructions of the Depositor directing the Supervisory Servicer, the Trustee or the Servicer, as the case may be, to take certain actions or refrain from taking certain actions, which written instructions shall contain a certification that the taking of such actions or refraining from taking certain actions is in the best interest of all of the Certificateholders, and (ii) a written statement from the Rating Agency that the proposed action or inaction will not have an adverse effect on the ratings then assigned to the Certificates, and (iii) written consent of Holders constituting Certificateholder Approval. In such case, the Supervisory Servicer, the Trustee or the Servicer, as the case may be, shall have no liability to the Depositor or the Certificateholders and the Depositor hereby holds harmless the Supervisory Servicer or the Servicer, as the case may be, from any liability, costs or expenses arising from or relating to any action taken by the Supervisory Servicer, the Trustee or Servicer, as the case may be, acting in good faith upon such instructions, and the Supervisory Servicer, the Trustee or the Servicer, as the case may be, shall have no responsibility to the Certificateholders with respect to any such liability, costs or expenses.

     IN WITNESS WHEREOF, the Depositor, the Supervisory Servicer, the Trustee and the Servicer, have caused this Servicing Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                     WESTERN FIDELITY FINANCE, INC.
                                     as Depositor



                                     By /s/ Gene R. Osborn
                                       ----------------------------------------
                                       Gene E. Osborn, President


                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION, as Supervisory Servicer



                                     By /s/ Eric C. Lokker
                                       ----------------------------------------
                                       Eric C. Lokker, Assistant Vice President


                                     WESTERN FIDELITY FUNDING, INC., as
                                     Servicer



                                     By /s/ Gene E. Osborn
                                        ---------------------------------------
                                        Gene E. Osborn, President


                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION, as Trustee



                                     By /s/ Eric C. Lokker
                                        ---------------------------------------
                                        Eric C. Lokker, Assistant Vice President

Pursuant to Section 2.02(c)

                                   EXHIBIT A-1

                             MONTHLY SERVICER REPORT
                    TO THE SUPERVISORY SERVICER, THE TRUSTEE,
                 THE DEPOSITOR, THE HOLDERS OF THE CERTIFICATES,
                    THE PLACEMENT AGENT AND THE RATING AGENCY

                    WESTERN FIDELITY RECEIVABLES TRUST 1996-A
                            PASS-THROUGH CERTIFICATES
                (Western Fidelity Automobile Receivables Program)


Date of Report:
For Month Ending:


A.   Information Regarding Payments on Receivables

     1.       Beginning Unpaid Aggregate Receivable Balance                                         $
     2.       Receipts of Principal Payments (other than Defaulted Receivables)                      ----------
     3.       Principal portion of Prepayments                                                       ----------
     4.       Principal portion of Repurchase Prices                                                 ----------
     5.       Principal portion of Liquidation Proceeds (other than Insurance                        ----------
               Proceeds)
     6.       Other Recoveries
     7.       Net Change in Aggregate Receivable Balance                                             ----------
     8.       Receivable Balances Charged Off (Non Cash)                                             ----------
     9.       Ending Aggregate Receivable Balance                                                    ----------

     10.      Interest Receipts of Receivables (including Liquidation Proceeds,
              Insurance Proceeds)                                                                    ----------
     11.      Available Funds for Distribution (Sum of 2 through 6 plus 10)                          ----------

     12.      Defaulted Receivable Deposit Amount                                                    ----------

     13.      Servicing Fee Due                                                                      ----------
     14.      Servicer Expenses Due                                                                  ----------
     15.      Supervisory Servicing Fee Due                                                          ----------
     16.      Supervisory Servicer Expenses Due                                                      ----------


                                      A-1-1


B.   Information Regarding Current, Delinquent and Defaulted Receivables

         (i)      Aggregate Receivable Balance of Current Receivables                                   $
                                                                                                         -----------
         (ii)     Aggregate Receivable Balance of Defaulted Receivables not fully recovered
against for the Collection Period                                                                       $
                                                                                                         -----------
                                             Date               Due Date
         Account                            of Last           of Scheduled                Principal
         Number            Name             Payment              Payment                   Balance
         -------           ----             -------           ------------                ---------


         (iii)             Delinquencies and Defaults in Payments.

                  (a)      Receivables (other than Defaulted  Receivables) as to
                           which the  Obligors are 31-60 days past due in making
                           Scheduled   Payments  as  of  the  last  day  of  the
                           Collection Period set forth above

                                    Aggregate Receivable Balance of Receivables....................     $-----------
                                    Number of Receivables...........................................     -----------

                  (b)      Receivables (other than Defaulted  Receivables) as to
                           which the  Obligors are 61-90 days past due in making
                           Scheduled   Payments  as  of  the  last  day  of  the
                           Collection Period set forth above

                                    Aggregate Receivable Balance of Receivables....................      $----------
                                    Number of Receivables...........................................      ----------

                  (c)      Receivables (other than Defaulted  Receivables) as to
                           which the Obligors are 91-180 days past due in making
                           Scheduled   Payments  as  of  the  last  day  of  the
                           Collection Period set forth above

                                    Aggregate Principal Balance of Receivables.......................... $-----------
                                    Number of Receivables ............................................... -----------

                  (d)      Defaulted Receivables - Receivables as  to  which (1) a Scheduled Payment or any  portion thereof is more than 180 days delinquent, (2) the related
                           Obligor  thereof is  insolvent or has sought  protection under the United
                           States  Bankruptcy  Code  and  the  related Contract has been discharged,
                           (3) 90 days  have elapsed  since  the Servicer  repossessed  the  related
                           Financed Vehicle and any contractual or statutory Obligor cure period has run,  (4) the related Financed Vehicle has been repossessed and sold, (5)
                           proceeds have been received which, in the Servicer's good faith judgment,


                                      A-1-2




                           constitute  the final amounts  recoverable in respect
                           of  such  Receivable  or  (6)  consistent  with   the
                           Servicer's  customary  collection policy, has been or
                           should be written off as uncollectible.

                                    Aggregate Receivable Balance of Receivables.................... $------------
                                    Number of Receivables........................................... ------------

         (iv)     Repossessions.

                  (a)      Receivables as to which the Financed Vehicle has been repossessed during the Collection Period set forth above

                                    Aggregate Receivable Balance of Receivables.................... $------------
                                    Number of Receivables...........................................-------------

                  (b)      Receivables as to which the Financed Vehicle has been sold during the
                           Collection Period set forth above

                                    Amount of Proceeds received
                                            from sale of Financed Vehicles......................... $------------
                                    Number of Financed Vehicles sold................................ ------------

                  (c)      Cumulative total of Receivables as to which the Financed Vehicle has been repossessed but not sold as of the last day of the Collection Period set forth above

                                    Aggregate Receivable Balance of Receivables.................... $------------
                                    Number of Receivables........................................... ------------

         (v)      Skips.

                  Receivables as to which the Financed Vehicle has not been located during the
                  Collection Period set forth above

                                    Aggregate Receivable Balance of Receivables.................... $------------
                                    Number of Receivables........................................... ------------

C.       Realized Losses

         (i)      Realized Losses with respect to Defaulted Receivables for current Collection
         Period.....................................................................................$------------

         (ii)     Realized Losses with respect to Defaulted Receivables for current Collection
         Period and prior 2 Collection Periods......................................................$------------


                                      A-1-3



D.       Accelerated Reserve Fund Event

         (i) As of the Determination Date with respect to each of the three (3) most recent consecutive Collection Periods, the average for each such period of the Aggregate Receivable Balance of Receivables (other than Defaulted Receivables) for which the Scheduled Payments are 60 days or more past due

                  Current Collection Period             $-----------------
                  Previous Collection Period            $-----------------
                  2nd Previous Collection Period        $-----------------

         (ii) As of the Determination Date with respect to the Collection Period set forth above, Aggregate Receivable Balance of Receivables (other than Defaulted Receivables) for which the Scheduled Payments are 60 days or more past due

                                                                                                    $------------

         (iii) As of the  Determination  Date with  respect to each of the three
         (3) most recent consecutive  Collection  Periods,  the average for each
         such  period  of  the   Realized   Losses  with  respect  to  Defaulted
         Receivables for each such period

                  Current Collection Period             $-----------------
                  Previous Collection Period            $-----------------
                  2nd Previous Collection Period        $-----------------


         (iv)     As of the Determination Date with respect to the Collection Period set forth
         above, Realized Losses (annualized) with respect to Defaulted Receivables                  $-------------

                                      A-1-4

Pursuant to Section 2.02(c)

                                   EXHIBIT A-2


                              OFFICERS' CERTIFICATE


     The undersigned hereby certifies that (i) he or she is an Authorized Officer of Western Fidelity Funding, Inc. (the "Servicer"), and (ii) Exhibit B hereto complies with the requirements of, and is being delivered pursuant to,
Section 2.02(c) of the Servicing Agreement (the "Servicing Agreement") dated as of December 30, 1996 by and among Western Fidelity Finance, Inc., as the Depositor, Texas Commerce Bank National Association, as Supervisory Servicer and Trustee, and the Servicer.


Dated:                                    WESTERN FIDELITY FUNDING, INC.
      -------------------------


                                          By ---------------------------------
                                          Name: ------------------------------
                                          Title: -----------------------------






                                      A-2-1

Pursuant to Section 2.02(d)

                                    EXHIBIT B


                       MONTHLY SUPERVISORY SERVICER REPORT
                 TO THE TRUSTEE, THE RATING AGENCY, THE HOLDERS
                      OF THE CERTIFICATES AND THE DEPOSITOR

                    WESTERN FIDELITY RECEIVABLES TRUST 1996-A
                            PASS-THROUGH CERTIFICATES
                (Western Fidelity Automobile Receivables Program)


Distribution Date:
Collection Period:
Date of Statement:

A.   Distributions

     (i) Interest portion of Initial Receivables Purchase Price with respect to Initial Receivables payable to Seller on initial Distribution Date only and, with respect to Subsequent Receivables, on the Distribution Date following each
Funding Date.                                                       $-----------

     (ii) (A) To Expense  Account,  the aggregate  amount of fees payable to the
Trustee/Custodian/Certificate Registrar for the Collection Period.   -----------

          (B) Transition Costs, if any                               -----------

     (iii) (A) To Expense  Account,  the aggregate amount of fees payable to the
Supervisory Servicer for the Collection Period.                      -----------

          (B) Transition Costs, if any                               -----------

     (iv)  To  Expense   Account,   the  aggregate  amount  of  fees  and  other
compensation payable to the Servicer for the Collection Period.

         -        Aggregate Amount of Servicing Fees
                  paid to the Servicer.............................  -----------

         -        Late fees, etc. paid to Servicer.................  -----------

         -        Transition Costs, if any.........................  -----------

     (v) To Certificate Account, the amount distributable to the Class A Certificateholders as Class A Certificate Interest and Class A Overdue Interest, the amount distributable to the Class B Certificateholders as Class B Certificate Interest and Class B Overdue Interest, the amount distributable to the Class C Certificateholders as Class C Certificate Interest and Class C Overdue Interest and the amount distributable to the Class D Certificateholders as Class D Certificate Interest and Class D Overdue Interest.

         -    Aggregate Amount of Class A Certificate Interest.....  -----------

         -        Aggregate Amount of Class A Overdue Interest.....  -----------

         -        Class A Certificate Interest distribution per
                  $1,000 initial Certificate  Principal
                  Balance..........................................  -----------

         -        Class A Overdue Interest per $1,000 initial
                  Certificate Receivable Balance...................  -----------

         -        Aggregate Amount of Class B Certificate Interest.. -----------

         -        Aggregate Amount of Class B Overdue Interest.....  -----------

         -        Class B Certificate Interest distribution per $1,000
                  initial Certificate Receivable Balance...........  -----------

         -        Class B Overdue Interest per $1,000 initial
                  Certificate Receivable Balance...................  -----------

         -        Aggregate Amount of Class C Certificate Interest.. -----------

         -        Aggregate Amount of Class C Overdue Interest.....  -----------

         -        Class C Certificate Interest distribution per
                  $1,000 initial Certificate Principal
                  Balance..........................................  -----------

         -        Class C Overdue Interest per $1,000 initial
                  Certificate Receivable Balance...................  -----------

         -        Aggregate Amount of Class D Certificate Interest.. -----------

         -        Aggregate Amount of Class D Overdue Interest.....  -----------

         -        Class D Certificate Interest distribution per $1,000
                  initial Certificate Receivable Balance...........  -----------

         -        Class D Overdue Interest per $1,000 initial
                  Certificate Receivable Balance...................  -----------

         -        If an Accelerated Reserve Fund Event,
                  Amounts otherwise transferable
                  to Residual Interest Account.....................  -----------

     (vi) To the Certificate Account, Defaulted Receivable Deposit Amounts payable to Certificateholders

     (vii)  To  the  Certificate   Account,  the  amount  distributable  to  the
applicable Certificateholders as the Principal Payment Amount

          A.       Class A Certificates

          -        Principal Payment Amount to Class A
                   Certificateholders..............................  -----------

          -        Principal Payment per $1,000 initial
                   Aggregate Current Stated Principal Balance......  -----------

          -        Balance of the Class A Aggregate Current Stated
                   Principal Balance...............................  -----------

          B.       Class B Certificates

          -        Principal Payment Amount to Class B
                   Certificateholders..............................  -----------

          -        Principal Payment per $1,000 initial
                   Aggregate Current Stated Principal Balance......  -----------

          -        Balance of the Class B Aggregate Current Stated
                   Principal Balance...............................  -----------

          C.       Class C Certificates

          -        Principal Payment Amount to Class C
                   Certificateholders..............................  -----------

          -        Principal Payment per $1,000 initial
                   Aggregate Current Stated Principal Balance......  -----------

          -        Balance of the Class C Aggregate Current Stated
                   Principal Balance...............................  -----------

          D.       Class D Certificates

          -        Principal Payment Amount to Class D
                   Certificateholders..............................  -----------

          -        Principal Payment per $1,000 initial
                   Aggregate Current Stated Principal Balance......  -----------

          -        Balance of the Class D Aggregate Current Stated
                   Principal Balance...............................  -----------

     (viii) From the Revenue Fund, to the Certificate Account, the amounts, if any, distributable to Holders of Certificates from funds remaining in the
Pre-Funding Account                                                  -----------

     (ix) A. In the event of an optional repurchase only, to Certificate Account any accrued Certificate interest on the Class A Certificates ---------

          B. In the event of an optional repurchase only, to Certificate Account
     any accrued Certificate interest on the Class B Certificates    -----------

          C. In the event of an optional repurchase only, to Certificate Account
     any accrued Certificate interest on the Class C Certificates    -----------

          D. In the event of an optional repurchase only, to Certificate Account
     any accrued Certificate interest on the Class D Certificates    -----------

     (x) To Expense Account, (A) expenses and indemnities, if any, due to (1) the Trustee, (2) the Supervisory Servicer and (3) the Servicer, (B) certain Transition Costs to TCB as (1) Supervisory Servicer or (2) Successor Servicer and (C) pro rata portion of remaining Administrative Expenses to Trustee and
Rating Agency                                                        -----------

     (xi) To the Reserve  Fund,  the  deficiency,  if any,  in the Reserve  Fund
Requirement                                                          -----------

     (xii) To Residual Interest Account, remaining funds             -----------

B.    Remaining Balances

     (i) The Aggregate Current Stated Principal Balance after taking into account all distributions made on such Distribution Date.

          -        Certificate balance on which
                   interest will be calculated on the next
                   succeeding Distribution Date....................  -----------

         (ii)      Aggregate Receivable Balance at beginning
                   of related Collection Period.................... $-----------

                   Amount of distributions with respect to
                   Principal for the related Collection Period..... $-----------

                   Aggregate Receivable Balance for the Determination
                   Date............................................ $-----------

                   Total Number of Receivables.....................  -----------

C.   Calculations

     (i) Reserve Fund

          -        Beginning Balance............................... $-----------

          -        Investment Income                                 -----------

          -        Deductions
              1.   If Revenue Fund shortfall, fee
                   to Trustee......................................  -----------
              2.   If Revenue Fund shortfall, fee
                   to Supervisory Servicer.........................  -----------
              3.   If Revenue Fund shortfall, fee
                   to Servicer.....................................  -----------
              4.   If Revenue Fund shortfall, Class A Certificate
                   Interest and Class A Overdue Interest, if any...  -----------
              5.   If Revenue Fund shortfall, Class B Certificate
                   Interest and Class B Overdue Interest, if any...  -----------
              6.   If Revenue Fund shortfall, Class C Certificate
                   Interest and Class C Overdue Interest, if any...  -----------
              7.   If Revenue Fund shortfall, Class D Certificate
                   Interest and Class D Overdue Interest, if any...  -----------
              8.   If Revenue Fund shortfall, Defaulted Receivable
                   Deposit Amounts.................................  -----------
              9.   If Revenue Fund shortfall, in event of optional
                   repurchase, Class A, Class B, Class C, Class D
                   Certificate Interest............................  -----------

             10.   If Revenue Fund shortfall, expenses and
                   Indemnities, if any to Trustee, Supervisory
                   Servicer and Servicer and other Administrative
                   Expenses........................................  -----------

          -        Ending Balance..................................  -----------

          -        Reserve Fund Requirement........................  -----------

          -        Excess/(Deficit) of Reserve Fund to Reserve Fund
                   Requirement.....................................  -----------

     (ii) Pre-Funding Account

          (A)  Withdrawals on Funding Dates........................  -----------

          (B)  Withdrawal in event of Refunding Event..............  -----------

     (iii) Realized Losses

          (A)  Realized   Losses   (annualized)   with   respect  to   Defaulted
               Receivables for current Collection Period ...............  -----%

          (B)  Realized   Losses   (annualized)   with   respect  to   Defaulted
               Receivables for current and prior 2 Collection Periods...  -----%

     (iv) Accelerated Reserve Fund Event

          (A)  As of the  Determination  Date with  respect to each of the three
               (3) most recent consecutive Collection Periods, is the average for each such period of the Aggregate Receivable Balance of Receivables included in the Trust Property for which the Scheduled Payments are 60 days or more past due for each such period divided by the Aggregate Receivable Balance with respect to such Collection Period equal to or greater than 6.50%? Yes----- No-----

          (B)  As of the  Determination  Date with  respect to each of the three
               (3) most recent consecutive Collection Periods, is the average for each such period of the Aggregate Receivable Balance of Receivables included in the Trust Property for which the Scheduled Payments are 60 days or more past due equal to or greater than 9.0% of the Aggregate Receivable Balance as of such Determination Date?
               Yes----- No-----

          (C)  As of the  Determination  Date with  respect to each of the three
               (3) most recent consecutive Collection Periods, is the average for each such period of the Realized Losses (annualized) with respect to Defaulted Receivables for each such period divided by the Aggregate Receivable Balance with respect to such Collection Period greater than 10.00%?
               Yes----- No-----

          (D) As of the Determination Date with respect to the current Collection Period, are the Realized Losses (annualized) with respect to Defaulted Receivables greater than 12.00% of the Aggregate Receivable Balance with respect to such Determination Date?
               Yes----- No-----

          (E) Has an Accelerated Reserve Fund Event occurred during the current Collection Period?
               Yes----- No-----

          (F) Is an Accelerated Reserve Fund Event continuing during the current Collection Period?
               Yes----- No-----

     (v) Capitalized Interest Account

          (A)  Withdrawals on Distribution Dates...................  -----------

          (B)  Withdrawal following termination of Funding Period..  -----------

                                    EXHIBIT C

                           FORMS OF LATE NOTICES SENT
                          TO OBLIGORS RE: DELINQUENCIES


                                     [Date]


[Name]
[Address]
[Address]

Dear [Name]:

     Our records indicate we have not received your payment in the amount of $---------- which was due [due date].

     If you have not already done so, please forward your check for $-------- by return mail to bring your account current. If payment is not received by [date], your account will be assessed a late charge of $---------.

     If payment has been sent, please disregard this notice.

                                   Sincerely,




                                   WESTERN FIDELITY FUNDING, INC.



                                   By: ------------------------------------
                                   Name:-----------------------------------
                                   Title:----------------------------------

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE


To:  Texas Commerce Bank National Association                      DATE PREPARED
     600 Travis Street, 8th Floor                                  -------------
     Houston, Texas  77002
     Attention: Global Corporate Trust Services Group-
                Western Fidelity 1996-A
     (fax) (713) 216-7757

     In connection with the administration of the pool of receivables ("Receivables") held by you as trustee ("Trustee"), pursuant to the Pooling Agreement dated as of December 30, 1996 (the "Pooling Agreement") by and between Western Fidelity Finance, Inc., as depositor (the "Depositor"), and the Trustee, the undersigned, as servicer ("Servicer") of the Receivables pursuant to the Servicing Agreement dated as of December 30, 1996 by and among the Depositor, Texas Commerce Bank National Association, as supervisory servicer and trustee, and the Servicer (the "Servicing Agreement"), requests the release of the Receivable file described below for the reason indicated. The undersigned shall hold such documents in trust on behalf of the Trustee and shall return the documents to the Trustee when the undersigned's need therefor no longer exists, except where the Receivable is paid in full or otherwise disposed of (as indicated below).

     The undersigned hereby certifies that if this release is requested due to payment in full of a Receivable, or repurchase upon breach, all amounts received in connection therewith which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Servicing Agreement have been so deposited.

REASON FOR REQUESTING DOCUMENTS:

-------  RECEIVABLE PAID IN FULL
-------  REPOSSESSION
-------  LIQUIDATION
-------  REPURCHASE UPON BREACH

Western Fidelity Funding, Inc.
4704 Harlan Street, Suite 260
Denver, Colorado 80212
                                         WESTERN FIDELITY FUNDING, INC.


                                         -------------------------------------
                                         Authorized Signature of Servicer

                                         COMMITMENT/POOL NUMBER --------------

                                         LOAN NUMBER -------------------------
                                         CUSTOMER ----------------------------


TO CUSTODIAN: Please acknowledge below by your signature the execution of the above request. You must retain this form for your file, and a copy of this form, signed and dated by you, shall be returned to the Servicer.


---------------------------------------  -----------------------
Authorized Signature of Custodian        Release Date



SERVICER RECEIPT

The undersigned, on behalf of the Servicer, hereby acknowledges that the Servicer is holding the documents described below relating to the Receivables on behalf of the Trustee and the Certificateholders, as their interests may appear.

            Documents:   --------------------------------
                         --------------------------------
                         --------------------------------
                         --------------------------------



                                          ------------------------------------
                                          Authorized Signature of Servicer




RETURN OF RELEASED DOCUMENT(S)/FILE

All Documents Identified above as Previously Released Have Been Returned:



---------------------------------------  -----------------------
Authorized Signature of Custodian        Date of Return




                                       D-2